UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Media General, Inc.

(Name of Registrant as Specified In Its Charter)

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Notice of 2010

Annual Meeting

and

Proxy Statement

Thursday, April 22, 2010

11:00 a.m.

Richmond Newspapers Production Facility

8460 Times-Dispatch Boulevard

Mechanicsville, Virginia

March 12, 2010

Dear Stockholder:

You are cordially invited to attend Media General’s 2010 Annual Meeting on Thursday, April 22, 2010.

Our Annual Meeting will be held at the Richmond Newspapers Production Facility, 8460 Times-Dispatch Boulevard (a right turn off U.S. 301, just north of its intersection with I-295), Mechanicsville, Virginia.

I am delighted to advise that Carl S. Thigpen has agreed to stand for election to the Board. We hope you will attend this year’s Annual Meeting to meet Carl and welcome him to the Board.

We are pleased once again to be taking advantage of the Securities and Exchange Commission rule allowing stockholders to receive proxy materials over the Internet. This environmentally responsible e-proxy process expedites receipt of our proxy materials and lowers costs for the Company.

Whether or not you plan to be present at the Annual Meeting, we value your vote. Most stockholders have a choice of voting over the Internet, by telephone, or by using a traditional proxy card. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. However you choose to vote, please do so at your earliest convenience.

Thank you for being a Media General stockholder. I look forward to seeing you on April 22.

Yours sincerely,

J. Stewart Bryan III

Publishing • Broadcast • Interactive Media

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

To the Class A and Class B Common Stockholders

    of Media General, Inc.

The 2010 Annual Meeting of Stockholders of Media General, Inc., will be held at the Richmond Newspapers Production Facility, 8460 Times-Dispatch Boulevard (a right turn off U.S. 301, just north of its intersection with I-295), Mechanicsville, Virginia, on Thursday, April 22, 2010, at 11:00 a.m. for the following purposes:

1.	To elect a Board of Directors; and

2.	To act upon such other matters as properly may come before the meeting.

Holders of the Company’s Class A and Class B Common Stock of record at the close of business on February 26, 2010, are entitled to notice of and to vote at the meeting.

Stockholders are requested to vote by the Internet, by telephone or, for those who have received paper copies of the proxy card, by completing and returning the proxy card in the envelope provided, whether or not they expect to attend the meeting in person. Internet and telephone voting facilities will close at 11:59 p.m. E.S.T. on April 21, 2010. A proxy may be revoked at any time before it is voted.

By Order of the Board of Directors,

GEORGE L. MAHONEY, Secretary

Richmond, Virginia

March 12, 2010

PROXY STATEMENT

2010 Annual Meeting of Stockholders

SOLICITATION OF PROXIES

This statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Media General, Inc. (the Company), to be used at the 2010 Annual Meeting of Stockholders to be held at the Richmond Newspapers Production Facility, 8460 Times-Dispatch Boulevard (a right turn off U.S. 301, just north of its intersection with I-295), Mechanicsville, Virginia, on Thursday, April 22, 2010, at 11:00 a.m. All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted in accordance with their instructions. Internet and telephone voting facilities will close at 11:59 p.m. E.S.T. on April 21, 2010. A proxy may be revoked by a Stockholder at any time before it is voted.

A notice containing instructions on how to access this Proxy Statement and our Annual Report online was mailed to some of the Company’s stockholders on March 12, 2010; on that date, we also began mailing a full set of proxy materials to other stockholders and to those stockholders who had requested paper copies of our proxy materials.

The Company had outstanding 22,458,873 shares of Class A Common Stock (Class A Stock) and 549,146 shares of Class B Common Stock (Class B Stock) as of February 26, 2010. Only holders of record at the close of business on that date will be entitled to vote, and each share of Class A or Class B Stock will be entitled to one vote on each matter on which that class is entitled to vote.

DIRECTOR INDEPENDENCE

All non-management members of the Company’s Board and Carl S. Thigpen, are independent, in accordance with the rules of the New York Stock Exchange and the Company’s more stringent categorical standards, except J. Stewart Bryan III, who retired as an employee of the Company in 2008 and, because of that prior employment, is deemed not an independent Director. More specifically, the Board affirmatively has determined that, Scott D. Anthony, Diana F. Cantor, Dennis J. FitzSimons, Thompson L. Rankin, Rodney A. Smolla, Carl S. Thigpen, Walter E. Williams and Coleman Wortham III are independent and have no relationship with the Company that would interfere with their exercise of independent judgment in carrying out the responsibilities of a Director. The Company’s Director Independence standards are available at the Company website, www.mediageneral.com.

Mr. Bryan has voting control over approximately 85% of the Company’s Class B Stock. The Board therefore could determine that the Company constitutes a “controlled company” under the rules of the NYSE, meaning that the Company would not be required to have a majority of independent directors, nor would it be required to maintain compensation and nominating committees comprised solely of independent directors. The Board, however, has chosen a different approach. In addition to having a more than two-thirds majority of independent Directors, the Board maintains Audit, Compensation and Nominating & Governance Committees comprised solely of independent Directors.

ITEMS FOR STOCKHOLDER VOTES

The Company’s Articles of Incorporation provide for the holders of the Class A Stock voting separately and as a class to elect 30% of the Board of Directors (or the nearest whole number if such percentage is not a whole number) and for the holders of the Class B Stock to elect the balance. The Company’s Class B Stockholders have the sole right to vote on all other matters submitted for a vote of Stockholders, except as required by law and except with respect to limited matters specifically set forth in the Articles of Incorporation.

ELECTION OF DIRECTORS

The Board of Directors proposes that the eleven nominees named below, ten of whom presently are serving as Directors, and Director-nominee Carl S. Thigpen, be elected for a term of one year or until their successors are elected. Three Directors will be elected by the Company’s Class A Stockholders; eight Directors will be elected by the Company’s Class B Stockholders.

Class A Directors

SCOTT D. ANTHONY – Principal Occupation: Managing Director, Innosight LLC

Director since 2009; Age – 35

Mr. Anthony is the Managing Director of Innosight Ventures, the business building and investing arm of Innosight LLC, a consulting, training and investment firm based in Watertown, Massachusetts, that specializes in developing strategies for growth through innovation. Mr. Anthony was a Partner at Innosight from 2003 to 2005; he was named Managing Director in 2006, and he became President of the firm’s consulting operations in 2007. Mr. Anthony is a prolific author and an internationally recognized consultant on innovation, a key strategic initiative for the Company. He serves on the Board’s Compensation Committee.

DENNIS J. FITZSIMONS – Principal Occupation: Chairman, McCormick Foundation

Director since 2009; Age – 59

Mr. FitzSimons is the Chairman of McCormick Foundation, a charitable trust based in Chicago. From 2003 until December 2007, he was the President and Chief Executive Officer of Tribune Company, one of the largest media companies in the nation. He also was the Chairman of Tribune Company from 2004 until 2007, had served as that company’s Chief Operating Officer and, before that, rose through the ranks of Tribune’s Broadcast Division, then managing that company’s broadcasting, publishing and interactive groups. His industry knowledge and experience with the changing media landscape and the synergies of print, broadcast and online platforms add valuable perspective to the deliberations of the Board of Directors. Mr. FitzSimons serves on the Board’s Audit Committee and is an “audit committee financial expert.”

CARL S. THIGPEN – Principal Occupation: Executive Vice President and Chief Investment Officer, Protective Life Corporation

Age – 53

Mr. Thigpen is an Executive Vice President and the Chief Investment Officer of Protective Life Corporation and has served in those positions for more than five years. Protective Life Corporation is a publicly traded diversified life insurance and financial services company based in Birmingham, Alabama, where Mr. Thigpen is responsible for the management of more than $29 billion in total cash and investments. Birmingham is an important market for the Company and is the home of its television station WVTM-TV. Mr. Thigpen has been designated a Chartered Financial Analyst by the CFA Institute. He previously served on the Board of Directors and was a member of the Audit Committee of Cavalier Homes, Inc., a New York Stock Exchange company that was acquired by a Berkshire Hathaway subsidiary in 2009.

Class B Directors

O. REID ASHE, JR. – Principal Occupation: Executive Vice President and Chief Operating Officer, Media General, Inc.

Director since 2002; Age – 61

Mr. Ashe was elected Executive Vice President of the Company in 2005 and has been Chief Operating Officer since 2001. He previously served as the President and Publisher of The Tampa Tribune from 1997 to 2001, and he was the President and Associate Publisher of The Tampa Tribune from 1996 to 1997. As the Company’s Chief Operating Officer, Mr. Ashe has everyday responsibility for the Company’s execution of its multi-platform strategy. Mr. Ashe additionally is a strong proponent of innovation and a champion of the Company’s efforts to become a more sales-focused organization.

J. STEWART BRYAN III – Principal Occupation: Chairman of the Board, Media General, Inc.

Director since 1974; Age – 71

Mr. Bryan is Chairman of the Board and has served in that capacity for more than five years. He retired as an employee of the Company in 2008 and was the Company’s Chief Executive Officer from 1990 until July 2005, President from 1990 to 2001 and, between 1985 and 1990, variously served as Vice Chairman of the Board, Chief Operating Officer, and Executive Vice President of the Company. He was the Publisher of the Richmond Times-Dispatch from 1978 to 2005. Mr. Bryan crafted the Company’s “convergence” strategy and is primarily responsible for sharpening the Company’s focus from that of a diversified media company to one that specializes in providing valuable local content to the communities it serves.

DIANA F. CANTOR – Principal Occupation: Partner, Alternative Investment Management LLC

Director since 2005; Age – 52

Mrs. Cantor is a Partner with Alternative Investment Management, LLC, an independent, privately held investment management firm. From 2008-2009, she was a Managing Director of New York Private Bank & Trust, the wealth management division of Emigrant Bank. From 1996 to 2007, she served as the founder and Executive Director of the Virginia College Savings Plan, an independent agency of the Commonwealth of Virginia. She was Vice President of Richmond Resources, Ltd., a real estate development, construction and management company from 1990 to 1996, and she held several positions, including Vice President, at Goldman, Sachs & Co. between 1985 and 1990. She previously was an associate at Kaye, Scholer, Fierman, Hays & Handler, a New York law firm, from 1983 to 1985. Mrs. Cantor is an “audit committee financial expert” and serves on the Board’s Audit and Nominating & Governance Committees. She also serves as a Director of Domino’s Pizza, Inc., where she is Chairman of that Board’s Audit Committee.

MARSHALL N. MORTON – Principal Occupation: President and Chief Executive Officer, Media General, Inc.

Director since 1997; Age – 64

Mr. Morton is President and Chief Executive Officer of the Company and has served in those capacities since July 2005. He was the Company’s Chief Financial Officer from 1989 until July 2005, its Senior Vice President from 1989 to 2001 and Vice Chairman of the Board of Directors from 2001 to July 2005. Mr. Morton is the principal architect of the Company’s industry-leading market-based and multi-platform strategies. He additionally has pressed the Company to become more innovative and customer- and sales-focused across all of its operations.

THOMPSON L. RANKIN – Principal Occupation: Retired; Formerly President and Chief Executive Officer, Lykes Bros. Inc.

Director since 2001; Age – 69

Mr. Rankin retired in 1997 as President and Chief Executive Officer of Lykes Bros. Inc., having served in that position for more than five years. He also is the former Chairman of the Board and Chief Executive Officer of Lykes Energy, Inc., and served in that position for more than five years. He previously served on the Board of Directors of the Company from 1985 to 1994. Mr. Rankin is a member of the Audit Committee of the Board of Directors, is an “audit committee financial expert” and is a resident of Tampa, Florida, a critically important market for the Company. Mr. Rankin’s business judgment and deep experience with the Company enhance his contributions to the Board. He additionally serves as a director of TECO Energy, Inc., where he is a member of the Audit and Finance Committees of that Board.

RODNEY A. SMOLLA – Principal Occupation: Dean, Washington and Lee University School of Law

Director since 2006; Age – 56

Mr. Smolla is the Dean and Roy L. Steinheimer, Jr. Professor of Law at the Washington and Lee University School of Law. From 2003 to July 2007, he was the Dean of the University of Richmond’s T.C. Williams School of Law and for more than five years served as the George E. Allen Professor of Law at T.C. Williams School of Law. He is a nationally recognized expert on constitutional law, the First Amendment, mass media and entertainment law. At Washington and Lee’s School of Law, Mr. Smolla has earned a reputation as an innovator by developing a ground-breaking change to the third-year curriculum that mirrors the actual practice of law. Mr. Smolla will become the President of Furman University in July 2010. He is the Chairman of the Board’s Nominating & Governance Committee and additionally serves on the Board’s Compensation and Executive Committees.

WALTER E. WILLIAMS – Principal Occupation: John M. Olin Distinguished Professor of Economics, George Mason University

Director since 2001; Age – 73

Mr. Williams has served as the John M. Olin Distinguished Professor of Economics on the faculty of George Mason University, Fairfax, Virginia, since 1980 and was the Chairman of the Economics Department from 1995 to 2001. He also is the author of over 150 publications, a nationally syndicated columnist and frequent television and radio commentator. Mr. Williams is the Chairman of the Company’s Audit Committee, is an “audit committee financial expert” and is also a member of the Executive Committee of the Board of Directors.

COLEMAN WORTHAM III – Principal Occupation: President and Chief Executive Officer, Davenport & Company LLC

Director since 2004; Age – 64

Mr. Wortham is President and Chief Executive Officer of Davenport & Company LLC, a Richmond, Virginia, investment banking firm, and has served in those positions for more than five years. In addition to his professional background, Mr. Wortham has a long-standing familiarity with the Company, the development of its multi-platform approach and its customer- and market-focused strategies. His executive experience and perspective add meaningfully to Board discussions. Mr. Wortham is the Chairman of the Board’s Compensation Committee, and he additionally serves as a member of the Board’s Nominating & Governance Committee and its Executive Committee.

The By-laws of the Company provide that in the election of each class of Directors, those receiving the greatest number of votes of each class of Stockholders entitled to vote will be elected. Abstentions and non-votes by brokers, banks and other nominee holders of record will not be counted for or against any nominee. Unless otherwise indicated, shares subject to completed proxies will be voted for the election of the above nominees, or, if for any reason any of these nominees is unavailable, for substitutes that the Board may propose. The Company has no reason to believe any nominee will be unavailable.

The Board of Directors recommends a vote FOR each of its nominees.

THE BOARD AND ITS COMMITTEES

The Chairman of the Board of Directors presides over the meetings of the Board and, as described in the Company’s Principles of Corporate Governance, establishes the agenda for each meeting. Senior management, led by the Chief Executive Officer, is responsible for running the day-to-day operations of the Company and promptly informing the Board of the status of the Company’s operations. In adopting this leadership structure, the Board additionally has considered the Company’s dual-class capital structure and has determined that the Board and the Company presently are best managed by separating the roles of the Chairman and the Chief Executive Officer.

The Board of Directors held six meetings during 2009. The Company’s non-management Directors meet regularly in executive session (that is, without Messrs. Ashe and Morton). The presiding position at these executive sessions is rotated among the chairs of the Audit, Compensation, Nominating & Governance and Executive Committees, a practice the Board believes is more advantageous than having a single “presiding director.” All Directors attended 75% or more of the meetings of the Board and the Board committees on which they served in 2009.

The standing committees of the Board of Directors are the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating & Governance Committee. The Audit, Compensation and Nominating & Governance Committees have written charters, each of which is available on the Company’s website, www.mediageneral.com.

The Executive Committee consists of Messrs. Bryan, Morton, Smolla, Williams and Wortham. The Executive Committee is empowered, with certain limitations, to exercise all of the powers of the Board of Directors when the full Board is not in session. The Executive Committee met five times during 2009.

The Audit Committee consists of Mrs. Cantor and Messrs. FitzSimons, Rankin and Williams, each of whom is independent under the rules of the NYSE and the Securities and Exchange Commission. As discussed more fully below, each member of the Committee also is an “audit committee financial expert.” This Committee has been established in accordance with the rules of the NYSE and the Securities Exchange Act of 1934 (Exchange Act) and oversees the audit function of the Company with regard to its internal auditors and its independent registered public accounting firm. The Committee meets with these internal and independent auditors, has sole authority to retain and terminate the Company’s independent auditors and reviews all quarterly and annual SEC filings made by the Company. The Audit Committee met six times during 2009.

The Compensation Committee consists of Messrs. Anthony, Smolla and Wortham. All of the members of the Committee are independent. This Committee has general responsibility for employee compensation and makes recommendations to the Board with respect to the compensation of all Directors, officers and other key executives, including incentive-compensation plans and equity-based plans. The Committee receives recommendations from the Chief Executive Officer, and, based on project-specific instructions, it receives reports and recommendations from Towers Perrin (now, Towers Watson), the compensation consultants it has retained directly, on both short-term and long-term executive and Director compensation matters as well as on special subjects such as compensation issues associated with Mr. Bryan’s continuing service as Chairman of the Board after his retirement as an employee of the Company. The Compensation Committee met four times during 2009.

The Nominating & Governance Committee consists of Mrs. Cantor and Messrs. Smolla and Wortham. All of the members of the Committee are independent. The Committee assists the Board with the identification and consideration of, and recommends to the Board, candidates qualified to become nominees for election as Directors of the Company. The Committee additionally is responsible for developing policies and practices relating to corporate governance, including the Company’s Principles of Corporate Governance and its Code of Business Conduct and Ethics. The Nominating & Governance Committee met three times during 2009.

The Board’s Role in Risk Oversight

The Board of Directors receives regular reports from the Chief Executive Officer and members of senior management on operational, financial, legal and regulatory issues and risks. The Audit Committee of the Board additionally is charged under its Charter with oversight of financial risk, including the Company’s internal controls, and it receives regular reports from management, the Company’s internal auditors and the Company’s independent auditors. When-ever a Committee of the Board receives a report involving risk identification, risk management or risk mitigation, the Chairman of the Committee reports on that discussion, as appropriate, to the full Board during the next Board meeting.

Audit Committee Financial Experts

The Board of Directors has determined that all of the members of the Audit Committee are “audit committee financial experts” in accordance with applicable SEC rules. In reaching this conclusion, the Board considered each Audit Committee member’s qualifications in the aggregate, including the following relevant experience.

•

Mrs. Cantor has served as a Director of the Company since 2005 and has been a member of the Audit Committee for each of those years. She is a Partner with Alternative Investment Management, LLC, an independent, privately held investment management firm. From 2008-2009, she was a Managing Director of New York Private Bank & Trust, the wealth management division of Emigrant Bank. Her position with New York Private Bank & Trust entailed the oversight and management of wealth management professionals providing a full range of financial services, including financial, estate and tax planning, investment management and trust services. From 1996 to 2007, she served as the founder and Executive Director of the Virginia College Savings Plan, an independent agency of the Commonwealth of Virginia, and in that capacity actively supervised those charged with the preparation of that agency’s financial statements. She also worked closely with the agency’s independent auditors in the preparation, audit, analysis and evaluation of the agency’s financial and actuarial statements, which are included in the Commonwealth of Virginia’s financial reports. She has degrees from the

University of Florida (B.S. in Accounting), the University of Miami (M.B.A) and New York University (J.D.). She formerly was an active Certified Public Accountant and is a member of the Virginia, New York and Florida bar associations. She previously was an associate at Kaye, Scholer, Fierman, Hays & Handler and held several positions, including Vice President, at Goldman, Sachs & Co. Mrs. Cantor additionally serves as a Director and Chairman of the Audit Committee of Domino’s Pizza, Inc.

•

Mr. FitzSimons is the Chairman of McCormick Foundation, a charitable trust based in Chicago. From 2003 until December 2007, he was the President and Chief Executive Officer of Tribune Company, one of the largest media companies in the nation, in which capacity he actively supervised those who prepared that company’s financial statements. He also was the Chairman of Tribune Company from 2004 until 2007, had served as that company’s Chief Operating Officer and, before that, rose through the ranks of Tribune’s Broadcast Division, then managing that company’s broadcasting, publishing and interactive groups. He became a Director of the Company in 2009 and has served on the Audit Committee since joining the Board.

•

Mr. Rankin has served as a Director of the Company from 1985 to 1994 and since 2001 and has been a member of the Audit Committee for each of those years. He also has been the chief operating officer, president and chief executive officer of Lykes Bros., Inc., and chairman and chief executive officer of Lykes Energy, Inc., and in such capacities has actively supervised those companies’ principal financial officers, principal accounting officers, controllers, internal auditors and the services of its independent public accountants. He additionally serves as a director of TECO Energy, Inc., where he is a member of that company’s Audit Committee and its Finance Committee.

•

Mr. Williams has served as a Director of the Company since 2001 and has been the Chairman of the Audit Committee since 2003. He has degrees in economics from California State University (B.A.) and UCLA (M.A. and Ph.D.). He has served for over 20 years on the faculty of George Mason University, where he is the John M. Olin Distinguished Professor of Economics and was the department chairman from 1995 to 2001. He is also an author, columnist and frequent television and radio commentator.

PRINCIPAL HOLDERS OF THE COMPANY’S STOCK

The following table shows the stock ownership as of the most recent practicable date of all persons known by the Company to have been the beneficial owners of more than 5% of the outstanding shares of any class of the Company’s securities and the stock ownership of the directors and officers of the Company as a group. All such information is based on information furnished by or on behalf of the persons listed, who have sole voting power and sole dispositive power as to all shares of Class A and Class B Stock listed, unless noted to the contrary.

Name and Address of Beneficial Holder	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class
J. Stewart Bryan III	Class A	569,670	(1)	2.5%
333 East Franklin Street	Class B	466,162	(1)	84.9%
Richmond, VA 23219

Jane Bryan Brockenbrough	Class B	55,580	(2)	10.1%
c/o Bryan Brothers
1802 Bayberry Court, Suite 302
Richmond, VA 23226

Mario J. Gabelli and affiliates	Class A	6,263,079	(3)	27.9%
One Corporate Center
Rye, NY 10580

Fidelity Management Trust Company	Class A	3,398,698	(4)	15.1%
82 Devonshire Street
Boston, MA 02109

Dimensional Fund Advisors LP	Class A	1,624,277	(5)	7.2%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746

Royce & Associates, LLC	Class A	1,180,800	(6)	5.3%
745 Fifth Avenue
New York, NY 10151

All directors and executive	Class A	2,288,662	(7)	10.2%
officers as a group	Class B	466,162		84.9%

(1)	The shares listed for J. Stewart Bryan III include 39,718 shares of Class A Stock held (as of January 31, 2010) for his benefit by the MG Advantage 401(k) Plan (the 401(k) Plan), 27,000 shares of Class A Stock subject to currently exercisable options (and options exercisable within 60 days), 502,852 shares of Class A Stock held by trusts of which Mr. Bryan serves as a fiduciary and shares in the control of the voting and disposition of the shares, and 466,162 shares of Class B Stock held by the D. Tennant Bryan Media Trust, of which Mr. Bryan serves as sole trustee. Mr. Bryan and the Media Trust constitute a group for certain purposes.

(2)	Jane Bryan Brockenbrough additionally has sole voting and dispositive power as to 9,750 shares of Class A Stock.

(3)

According to a Schedule 13D filed by Mario J. Gabelli and affiliates, as amended on November 12, 2009, the shares listed include shares beneficially owned by Mr. Gabelli or entities under his direct or indirect control or for which he acts as chief investment officer, including 4,072,699 shares beneficially owned by GAMCO Asset Management, Inc. (GAMCO), 1,848,000 shares beneficially owned by Gabelli Funds, LLC (Gabelli Funds), 340,000 shares beneficially owned by Teton Advisors, Inc. (Teton Advisors), 2,000 shares beneficially owned by Gabelli Securities, Inc. (GSI) and 380 shares issuable upon conversion of Class B Stock beneficially owned by MJG Associates, Inc. (MJG Associates). All such shares are also beneficially owned by Mr. Gabelli and by GGCP, Inc. (GGCP) and GAMCO Investors, Inc., parent companies of GAMCO, Gabelli Funds and GSI. According to the Schedule 13D, each of Mr. Gabelli, GGCP, GAMCO Investors, Inc., GAMCO, Gabelli Funds, Teton Advisors, GSI and MJG Associates has sole dispositive and voting power over all of the shares he or it beneficially owns except that (a) GAMCO does not have authority to vote 210,500 shares beneficially owned by it and (b) with respect to 1,848,000 shares beneficially owned by Gabelli Funds and directly held by funds to which Gabelli Funds provides discretionary managed account services (collectively, the Funds), the Proxy Voting Committee of each such Fund exercises in its sole discretion the entire voting power with respect to the shares held by such Funds.

(4)	Fidelity Management Trust Company serves as trustee of the 401(k) Plan and of the Media General, Inc. Supplemental 401(k) Plan (the Supplemental Plan), and the 3,398,698 Class A shares held as of January 31, 2010, are held in that capacity. The 401(k) Plan and the Supplemental Plan provide that shares held in each plan are to be voted by the trustee in the same proportion as instructions received from participants in that plan. Subject to certain restrictions, participants have the right to direct the disposition of shares of Class A Stock held for their benefit by the 401(k) Plan.

(5)	According to a Schedule 13G filed by Dimensional Fund Advisors LP, as amended on February 8, 2010, Dimensional Fund Advisors LP possesses sole voting power over 1,580,226 shares and sole dispositive power over 1,624,277 shares.

(6)	According to a Schedule 13G filed by Royce & Associates, LLC, as amended on January 26, 2010, Royce & Associates LLC has the sole dispositive and voting power over the shares listed.

(7)	An aggregate of 672,469 Class A shares are subject to currently exercisable stock options (and stock options exercisable within 60 days). Please see the following table for the holdings of the Company’s Chairman, the Named Executive Officers listed in the “Summary Compensation Table” and its Outside Directors and Director-Nominee.

	Number and Percentage* of Shares Beneficially Owned February 26, 2010
Name	Class A	%	Class B	%
J. Stewart Bryan III, Chairman (a)	569,670	2.5%	466,162	84.9%

Named Executive Officers (b)
Marshall N. Morton, President and Chief Executive Officer and Director (c)	462,160	2.1%	—
O. Reid Ashe, Jr., Executive Vice President and Chief Operating Officer and Director (d)	227,490	1.0%	—
John A. Schauss, Vice President-Finance and Chief Financial Officer (e)	74,666		—
George L. Mahoney, Vice President, General Counsel and Secretary (f)	119,450		—
Stephen Y. Dickinson, Vice President and Chief Accounting Officer (g)	65,963		—
H. Graham Woodlief, former Vice President (h)	101,095		—
James A. Zimmerman, former Vice President (i)	129,123		—

Outside Directors and Director-Nominee (j)
Scott D. Anthony	10,216		—
Diana F. Cantor	38,668		—
Dennis J. Fitzsimons	13,639		—
Thompson L. Rankin	66,237		—
Rodney A. Smolla	38,126		—
Carl S. Thigpen	—		—
Walter E. Williams	88,055		—
Coleman Wortham, III	142,134		—

*	Percentages of stock ownership less than one percent are not shown.
(a)	For further information as to stock held by Mr. Bryan, see Note 1 above.
(b)	Includes shares held in the 401(k) Plan as of January 31, 2010.
(c)	Shares listed for Mr. Morton include 201,301 shares subject to currently exercisable options (and stock options exercisable within 60 days) and 224,400 shares registered in his name under the Restricted Stock Plan.
(d)	Shares listed for Mr. Ashe include 112,500 shares subject to currently exercisable options (and stock options exercisable within 60 days) and 103,700 shares registered in his name under the Restricted Stock Plan. Mr. Ashe is co-trustee, along with his wife, of 5,375 shares held in a revocable trust.
(e)	Shares listed for Mr. Schauss include 28,299 shares subject to currently exercisable options (and stock options exercisable within 60 days) and 41,300 shares registered in his name under the Restricted Stock Plan.
(f)	Shares listed for Mr. Mahoney include 45,100 shares subject to currently exercisable options (and stock options exercisable within 60 days) and 57,000 shares registered in his name under the Restricted Stock Plan.
(g)	Shares listed for Mr. Dickinson include 24,167 shares subject to currently exercisable options (and stock options exercisable within 60 days) and 24,900 shares registered in his name under the Restricted Stock Plan.
(h)	Shares listed for Mr. Woodlief include 79,500 shares subject to currently exercisable options (and stock options exercisable within 60 days).
(i)	Shares listed for Mr. Zimmerman include 63,900 shares subject to currently exercisable options (and stock options exercisable within 60 days) and 58,200 shares registered in his name under the Restricted Stock Plan.
(j)	Includes deferred Class A Stock units earned, as of December 27, 2009, pursuant to the Media General, Inc., Directors' Deferred Compensation Plan as indicated in "Director Compensation."

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview of the Company’s Executive Compensation Philosophy

Media General’s compensation system is used to support and reinforce key operating and strategic goals. It is applied consistently to all salaried employees, including the named executive officers identified in the Summary Compensation Table.

The Company’s executive compensation programs:

•	link individual performance with compensation opportunities and,

•	align the interests of the individual with those of the stockholders.

These two elements are intended to encourage eligible executives to be more responsive to the needs of the Company. Periodically, the Company reviews its compensation programs with independent consultants (Towers Perrin) who are engaged by and report directly to the Compensation Committee (the Committee). The goal of the compensation review is to ensure that the programs are competitive and are designed to compensate executive performance that is likely to result in increased shareholder value.

The Committee feels that a tightly administered compensation system that rewards appropriate performance is a constructive way to attract and retain talented personnel.

Approach to Determining Compensation

The three primary components of the Company’s total executive compensation are:

•	base salary,

•	annual incentives,

•	and long-term incentives.

The Company does not have a specific policy regarding either the allocation of compensation among cash and non-cash or current and long-term components. Base salary levels are guided by reference to external competitive levels as well as other factors including individual and Company performance. Pay and performance are linked through the use of the annual and long-term incentive programs. The Company also provides various pension and retirement benefits as well as perquisites. The sections that follow provide a detailed discussion of each component of executive compensation.

The Chief Executive Officer (with the assistance of the Vice President, Human Resources) recommends compensation for named executive officers (other than the CEO). The CEO presents these recommendations to the Committee. The CEO’s compensation package and those of the named executive officers are determined by the Committee in consultation with Towers Perrin and are approved by the independent members of the Board meeting in executive session.

The Company’s Human Resources Department, assisted by Towers Perrin, periodically reviews and summarizes published survey and proxy data related to media industry companies (in 2009, over 100 companies were included in the survey). The Committee uses the survey as a guideline for each element of compensation. Base salaries, annual incentives and long-term incentive grants are targeted to fall within the 51st and 75th percentile of the survey data. The Company may provide compensation above or below this range by considering the executive’s responsibilities, management level, experience and performance.

Specific Components of the Executive Compensation Program

Change in Management Structure/Base Salary

On July 1, 2009, the Company changed its management structure from three platform-based divisions to five geographic market segments and a sixth segment that includes the Company’s interactive advertising services and certain other operations. This change was undertaken to more closely connect the Company to its customers and non-customers, to accelerate its Web-first strategy, to speed decision-making, and to create and serve new market opportunities. Each geographic market is managed by a non-executive market leader.

As a result of the change in management structure, James A. Zimmerman, formerly a Company Vice President and President of its Broadcast Division, now serves as Market Leader of the Company’s Virginia/Tennessee market, and the Board of Directors elected Stephen Y. Dickinson Vice President and Chief Accounting Officer. Mr. Dickinson received an increase in base salary effective July 1, 2009. The base salaries for all other named executive officers remained unchanged in 2009.

Also on July 1, 2009, H. Graham Woodlief, Jr., formerly a Company Vice President and President of its Publishing Division, retired.

The Company believes individual performance can have a significant impact on overall Company results. Therefore, the Company considers individual performance, along with the factors below, when determining base salary:

•	Company performance,

•	management level and experience,

•	market salary data, and

•	internal pay equity.

The Company implemented 15 mandatory unpaid furlough days for substantially all employees in 2009. The furlough program effectively reduced each named executive officer’s salary by 6% in 2009. The Company does not expect these furlough days to recur in 2010.

Annual Incentive Plan Awards

Individual incentive award targets and performance goals are established at the beginning of each measurement year. Cash awards are paid based on the accomplishment of the performance goals. Award targets for each named executive officer are based on a percentage of the individual’s base salary. In 2009, performance goals included an EBITDA measure. Payment of incentive awards was contingent on the Company attaining 100% of its 2009 budgeted cash flow. As the Company did not attain this threshold for 2009, none of the named executive officers received an annual incentive payout (as was also the case for 2008 and 2007).

At its January 2010 meeting, the Committee established individual incentive award targets and EBITDA-based performance goals at both the Company and market levels for 2010. Payment of incentive awards is again contingent on the Company attaining 100% of its 2010 budgeted cash flow. Additionally, the amount available for annual incentive award payments is limited to the excess of the Company’s actual cash flow over its budgeted cash flow. The Committee believes the degree of difficulty of achieving the individual incentive award targets and EBITDA-based performance goals is significant yet attainable given the existing business environment.

The table below summarizes the relationship between performance goal attainment and the relative payout of the targeted incentive award at both the Company and market levels for 2010:

Performance Goal Attainment	Company Level Payout	Market Level Payout
Less than 80%	0% of targeted incentive award	0% of targeted incentive award
80 - 100%	50% - 100% of targeted incentive award	50% - 100% of targeted incentive award
100% - 120%	100% - 200% of targeted incentive award	100% - 160% of targeted incentive award
120% - 150%	200% of targeted incentive award	160% - 250% of targeted incentive award
More than 150%	200% of targeted incentive award	250% of targeted incentive award

Performance goal attainment for market leaders (including James A. Zimmerman) is based 80% on market performance and 20% on total Company performance. Performance goal attainment for the remaining active named executive officers is based entirely on total Company performance.

Long-Term Incentive Plan Awards

A long-term incentive program is used to reward sustained stock price growth and/or achievement of long-term earnings-per-share (EPS) growth targets. Awards are made in the form of stock options vesting over a three-year period and Performance-Accelerated Restricted Stock (PARS). PARS awards are subject to ten-year restrictions on sale that could be lifted earlier if pre-established EPS growth targets are met. These targets are discussed below. The relative value of a given award at the end of a measurement period is heavily dependent on the growth in value of the common stock of the Company over the period during which vesting occurs. The vesting and ten-year trading restrictions encourage eligible employees to remain in the employ of the Company.

The fair value of PARS, at the date of the grant, is used to determine the number of shares to be granted to deliver 80% of the overall long-term incentive value. A pricing model is used to determine the number of options to be granted to deliver 20% of the overall long-term incentive value. Similar to the Annual Incentive Plan, the target value of equity awards granted to each named executive officer is based on a percentage of the individual’s base salary.

Stockholders approved an amended Long-Term Incentive Plan at the Company’s April 26, 2007, Annual Meeting that reserved additional shares of Class A Stock for awards under the Plan, and the Committee utilized these shares to grant stock options and PARS, beginning January 29, 2008.

A general description of each long-term incentive award follows:

PARS. PARS were granted in 2008, and the Committee plans to issue PARS in even-numbered years. Restrictions on PARS awards lapse in ten years but can lapse on an accelerated basis if any of the pre-established EPS growth targets are met. Compound EPS growth targets are established at the time of grant for three, five, and seven years. The growth targets for early lapse of restrictions of the PARS grants currently outstanding are as follows:

Number of Years	Compound EPS Growth Target
3	15%
5	10%
7	7%

At the discretion of the Committee, the calculation of EPS excludes the impact of certain accounting changes and gains or losses on sales of significant assets. A participating executive also must remain with the Company for the specified period of time. The realized value from the grant is tied to the Company’s stock price. PARS awards entitle executives to receive dividends (if any) on the shares.

Stock Options. A stock option allows an executive to be rewarded as the Company’s stock price increases above the price of the award at the time it was granted. Vesting of stock options granted to the named executive officers generally occurs annually over a three-year period.

SARs. Similar to a stock option, Stock Appreciation Rights (SARs) provide the grantee the ability to derive benefit from appreciation in the value of the Company’s Class A Stock. However, SARs are settled in cash rather than stock. The amount realized upon exercise of a SAR is the difference between the fair market value of Class A Stock on the date of grant and the fair market value of Class A Stock on the date of exercise, subject to a maximum increase in value of 100%. Vesting of SARs granted to the named executive officers generally occurs annually over a three-year period. Although the Committee granted SARs to certain executives in 2007, no future grants of SARs are anticipated.

Pension and Other Retirement Benefits

Qualified and non-qualified retirement plans, as well as an executive life insurance program, are designed to provide retirement income to executives (and their beneficiaries) who have contributed to the long-term success of the Company. Qualified retirement plans (i.e., Media General Advantage Retirement Plan and 401(k) Plan) are generally available to a broad range of employees, including named executive officers. Non-qualified retirement plans (i.e., Supplemental Executive Retirement Plan, 1985 Deferred Compensation Plan, Deferred Compensation Plan, and Supplemental 401(k) Plan) are generally designed to provide benefits where federal benefit and compensation limitations would limit the benefits available to an executive under the qualified retirement plans. Each qualified and non-qualified plan is described more fully in the narrative discussion following the Pension and Non-qualified Deferred Compensation tables.

H. Graham Woodlief, Jr., retired from the Company on July 1, 2009. Mr. Woodlief will continue to assist the Company in a consulting capacity through March 31, 2010. He was paid a total of $373,350 for such services in 2009.

The Company has not entered into any employment, severance, post-employment consulting or termination payment agreements with any of the other named executive officers.

Perquisites and Other Personal Benefits

While not a material component of the Company’s executive compensation programs, the Company does provide its named executive officers a limited number of perquisites as described below:

•

Executive officers are provided Company-owned automobiles. While the officer is not prohibited from using the automobile for non-business purposes, he or she is responsible for paying the associated income taxes.

•	The Company pays for the cost of certain club memberships primarily to facilitate business relationships.

•

Spouses may, on a limited basis, accompany the executive officer when traveling to certain industry conferences and other business-related functions. Reasonable expenses related to such travel are reimbursed.

•

The Company offers tax preparation and financial planning services to its executive officers to reduce the amount of time and attention that the officer must devote to such activities and to ensure that the officer’s tax returns comply with IRS regulations. The services are considered taxable to the officer, and the officer pays the associated income taxes.

•	Annual physical examination costs are reimbursed as part of the Company’s overall health benefit package for senior management.

•

Home security services are offered in order to provide mutual protection to the executive officer and the Company. The services are considered personal income for which the officer pays the associated income taxes.

•	The Company leases stadium boxes primarily to entertain certain customers, vendors and their spouses; the presence of spouses and other family members of officers is not prohibited.

•	The Company reimbursed the cost of home Internet services for one named executive officer.

Executive officers are also permitted, on a limited basis, to use the Company’s aircraft for personal travel and are responsible for paying the associated income taxes. Additionally, the Company’s Chief Operating Officer, who is also a licensed pilot, is reimbursed for reasonable costs incurred when he flies his personal aircraft to business-related functions.

Timing of Equity-Based Compensation Awards

Beginning with the 2007 grant of SARs, equity-based awards are based on the closing price on the day of grant. The Company typically grants equity-based awards on the same day that the Company releases fourth quarter and full-year earnings for the previous year.

Stock Ownership Guidelines

The Company strongly encourages select executives (including its executive officers) to retain at least 50% of remaining shares upon exercise of stock options, SARs or upon the release of restrictions on PARS, after shares have been sold to cover the cost of exercise and any taxes due. While the Company continues to believe that ownership of stock aligns executives’ interest with those of its stockholders and signals executives’ continued commitment to the Company, the Company believes it is appropriate in the current economic environment to allow all employees to fully benefit from the recovery of its stock price. Therefore, the Company has waived this stock ownership guideline for exercises of stock options granted prior to 2010. The Company does not anticipate waiving the guideline for stock options granted in 2010 and beyond.

Accounting and Tax Issue Effects on Executive Compensation

Accounting and tax issues are explicitly considered in setting compensation policies, especially with regard to the Company’s choice of long-term incentive types. The Company chooses to grant stock options and PARS due in part to the fixed plan accounting treatment prescribed by Accounting Standards Codification Topic 718 Stock Compensation (ASC 718) for those awards. For both types of awards, the expense per share granted is substantially fixed at grant although actual forfeitures that differ from estimates can cause adjustment. The Company’s performance relative to the pre-set EPS targets under the PARS plan is reviewed each reporting period. Any necessary adjustments are recognized prospectively, based on the remaining term over which the restrictions are expected to lapse. In addition to the impact accounting treatment has had in the selection of long-term incentive types, the Company also regularly quantifies the overall expense arising from the compensation program.

SARs awards are also subject to ASC 718 but because the awards are settled in cash, compensation expense is adjusted each quarter to reflect the current fair value of the awards. Al -

though the expense is variable, the Committee elected to maintain (for 2007) the long-term incentive objectives historically offered by stock options and PARS.

With regard to policies on IRS limits (Section 162(m)) on the deductibility of compensation, the Committee generally seeks to maximize the deductibility of compensation paid to executive officers. However, it also recognizes that the payment of compensation that cannot be deductible because of the application of 162(m) may at times be in the best interests of the Company and therefore the Committee maintains flexibility to make compensation awards that are non-deductible.

In November 2007 and January 2008, the Committee approved amendments, generally effective January 1, 2008, to several compensation plans (including the non-qualified retirement plans) in which the Company’s named executive officers participate. The amendments were adopted primarily to facilitate compliance with the requirements of the final and transition regulations regarding deferred compensation promulgated under Section 409A of the Internal Revenue Code and/or to clarify certain plan provisions. The amendments primarily addressed the form and timing of distribution elections. Those amendments that may materially affect the named executive officers are described further in the tables that follow.

Summary Compensation Table

The following table sets forth total compensation for 2009, 2008 and 2007 for the Company’s Chief Executive Officer, Chief Financial Officer, the three other most highly compensated executive officers as of December 27, 2009, and two highly compensated former Vice Presidents. Please note, as described in the footnotes below, that total compensation includes equity-based compensation (i.e., stock awards and option awards) and certain compensation paid in-kind (e.g., certain perquisites). Therefore, total compensation reflected below includes both cash and non-cash compensation received by the named executive officer during the year.

Name and Principal Position	Year	Salary (1)	Stock Awards (PARS) (2)	Option Awards (Stock Options and SARs) (3)	Non-Equity Incentive Plan Compensation (Annual Incentive Plan)	Change in Pension Value and Non-qualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Marshall N. Morton,	2009	$871,635	$—	$37,469	$—	$210,749	$230,396	$1,350,249
President and	2008	925,000	1,715,350	205,448	—	562,578	267,035	3,675,411
Chief Executive Officer	2007	925,000	—	844,719	—	808,933	276,377	2,855,029
O. Reid Ashe, Jr.,	2009	518,269	—	12,015	—	567,651	98,590	1,196,525
Executive Vice President	2008	550,000	550,130	65,880	—	343,017	155,874	1,664,901
and Chief Operating	2007	550,000	—	271,611	—	376,903	163,575	1,362,089
Officer
John A. Schauss,	2009	381,635	—	7,921	—	352,376	40,978	782,910
Vice President-Finance	2008	405,000	300,440	36,112	—	225,644	92,412	1,059,608
and Chief Financial	2007	380,000	—	138,882	—	168,935	98,417	786,234
Officer
George L. Mahoney,	2009	475,866	—	9,523	—	283,250	96,347	864,986
Vice President,	2008	505,000	375,550	44,896	—	220,369	96,016	1,241,831
General Counsel and	2007	485,000	—	176,679	—	208,964	115,214	985,857
Secretary
Stephen Y. Dickinson,	2009	290,519	—	3,293	—	93,582	4,799	392,193
Vice President	2008	293,000	152,250	18,056	—	327,262	68,468	859,036
and Chief Accounting	2007	277,000	—	71,199	—	279,136	84,515	711,850
Officer
H. Graham Woodlief, Jr.,	2009	259,483	—	10,680	—	260,786	491,860	1,022,809
former Vice President	2008	548,500	489,230	58,560	—	13,705	130,299	1,240,294
	2007	530,000	—	232,056	—	305,257	137,886	1,205,199
James A. Zimmerman,	2009	463,238	—	7,921	—	340,129	49,935	861,223
former Vice President	2008	491,600	365,400	43,432	—	237,552	73,805	1,211,789
	2007	475,000	—	173,163	—	322,446	114,048	1,084,657

(1)	As indicated in the Non-qualified Deferred Compensation Table, certain amounts included in the Salary column were deferred.
(2)	Stock awards represent the grant date fair value of shares awarded during the applicable fiscal year under the PARS program. The grant date fair value of PARS is equal to the closing stock price on the date of grant.
(3)	Option awards represent the grant date fair value of stock options and SARs. Reference is made to Note 7 of Item 8 of the 2009 Form 10-K, which is incorporated herein by reference, for assumptions made in the valuation of stock options and SARs.
(4)	The amount disclosed under this column for 2009 consists of the following:

Name	Above-Market Amounts Earned on Non-qualified Deferred Compensation During the Fiscal Year	Change in Present Value of Accumulated Benefits under Retirement Plan	Change in Present Value of Accumulated Benefits under Supplemental Retirement Plan	Total
Marshall N. Morton	$—	$53,762	$156,987	$210,749
O. Reid Ashe, Jr.	—	26,166	541,485	567,651
John A. Schauss	—	12,020	340,356	352,376
George L. Mahoney	—	26,629	256,621	283,250
Stephen Y. Dickinson	4,099	63,567	25,916	93,582
H. Graham Woodlief, Jr.	—	44,308	216,478	260,786
James A. Zimmerman	—	86,673	253,456	340,129

(5)	The amounts disclosed under this column for the most recent fiscal year (2009) consist of the following:

Name	Annual Company Contributions to Qualified and Non-qualified Defined Contribution Plans	Dollar Value of Insurance Premiums Paid by the Company With Respect to Variable Universal Life Insurance for the Benefit of the Named Executive Officer	Tax Gross Up Associated with Variable Universal Life Insurance for the Benefit of the Named Executive Officer	Consulting Services/ Other	Perquisites	Total
Marshall N. Morton	$11,083	$118,000	$81,621	$—	$19,692	$230,396
O. Reid Ashe, Jr.	6,676	15,256	10,553	—	66,105	98,590
John A. Schauss	7,408	19,844	13,726	—	—	40,978
George L. Mahoney	9,564	39,281	27,171	—	20,331	96,347
Stephen Y. Dickinson	4,799	—	—	—	—	4,799
H. Graham Woodlief, Jr.	6,642	47,550	32,891	379,679	25,098	491,860
James A. Zimmerman	5,962	16,113	11,145	—	16,715	49,935

Perquisites for Mr. Schauss and Mr. Dickinson were less than $10,000 in aggregate and thus are excluded from total compensation. Perquisites include the incremental cost to the Company, for all of the other named executive officers, of the personal usage of Company-owned automobiles. The Company also reimbursed Mr. Morton, Mr. Ashe, Mr. Woodlief and Mr. Mahoney for the cost of certain club memberships. In addition, Mr. Ashe was reimbursed for spousal travel costs on business trips. The Company also paid for tax preparation and financial planning services for Mr. Morton, Mr. Ashe, Mr. Woodlief, Mr. Mahoney and Mr. Zimmerman and annual physical examination costs for Mr. Woodlief. Mr. Ashe was reimbursed for costs ($49,424) incurred when he utilized his personal aircraft for business purposes. The Company reimbursed Mr. Morton, Mr. Woodlief and Mr. Mahoney for the cost of home security services and Mr. Zimmerman for the cost of home internet services. Perquisites for Mr. Morton also include the ascribed value of tickets and refreshments related to usage of Company-leased stadium boxes.

Grants of Plan-Based Awards Table

The following table sets forth information regarding grants of annual incentive awards and stock options for 2009 for each named executive officer.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (Annual Incentive Plan)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Option Awards ($)
		Threshold	Target	Maximum
Marshall N. Morton	1/29/2009	$346,875	$693,750	$1,387,500
	1/29/2009				42,100	$2.16	$37,469
O. Reid Ashe, Jr.	1/29/2009	123,750	247,500	495,000
	1/29/2009				13,500	2.16	12,015
John A. Schauss	1/29/2009	91,125	182,250	364,500
	1/29/2009				8,900	2.16	7,921
George L. Mahoney	1/29/2009	113,625	227,250	454,500
	1/29/2009				10,700	2.16	9,523
Stephen Y. Dickinson	1/29/2009	53,900	107,800	215,600
	1/29/2009				3,700	2.16	3,293
H. Graham Woodlief, Jr.	1/29/2009	123,400	246,825	617,050
	1/29/2009				12,000	2.16	10,680
James A. Zimmerman	1/29/2009	110,610	221,220	553,050
	1/29/2009				8,900	2.16	7,921

Annual Incentive Plan Awards

Annual incentive payouts are based on performance goals established by the Compensation Committee each January with a minimum attainment of at least 80% of the performance goal (the “Threshold”) to trigger any payout and a maximum possible payout at 120% of the performance goal (150% of the performance goal for Mr. Woodlief and Mr. Zimmerman). No incentive awards are paid until an aggregate corporate cash flow threshold (which is reset annually) is attained. As discussed above, no annual incentive payouts were made to executive officers for 2009.

Executive officers who terminate employment or who are terminated by the Company prior to the end of the fiscal year are not eligible to receive an annual incentive payout for that fiscal year. Executive officers who retire and are at least 55 years of age, with five years of service, are typically eligible to receive a prorated annual incentive based on the full year’s expected attainment results; the same provision is applicable in the event of death or disability. This provision applied to Mr. Woodlief’s retirement; however no annual payments were made for 2009.

Stock Option Awards

All Other Option Awards represent the number of options of Class A Stock granted under the Long-Term Incentive Plan. Options have historically been awarded each January and expire 10 years after the grant date. Vesting occurs annually over a three-year period. Options granted prior to 2006 vest immediately upon an optionee’s death or disability during employment or upon retirement after age 55 with 10 years of service. Options granted in 2009 vest immediately upon retirement after age 63 with 10 years of service, provided that the grantee was employed on December 31, 2009. Upon termination of employment, the employee has up to 12 months thereafter to exercise the vested option. As Mr. Woodlief retired prior to December 31, 2009, his 2009 stock options were forfeited.

The exercise price of an option represents the closing price of Class A Stock on the date of grant. In 2009, the grant date occurred on the day of the Compensation Committee and Board meetings which coincided with the Company’s fourth-quarter and full-year 2008 earnings release.

Outstanding Equity Awards Table

The following table provides a detail of outstanding stock options, SARs and PARS awards for each named executive officer as of December 27, 2009.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (3)	Market Value of Shares or Units of Stock that Have Not Vested as of 12/27/09 ($)
Marshall N. Morton	11/17/1989	8,000	—	$32.5000	(2)
	1/27/2000	8,700	—	52.0625	1/27/2010
	1/30/2001	11,400	—	51.4050	1/30/2011
	(PARS) 1/30/2001					15,600	$126,048
	12/31/2001	5,400	—	50.4150	12/31/2011
	1/31/2002	12,500	—	50.3550	1/31/2012
	1/29/2003	22,800	—	56.0250	1/29/2013
	(PARS) 1/29/2003					29,600	239,168
	1/28/2004	22,100	—	63.2300	1/28/2014
	1/27/2005	24,700	—	63.1800	1/27/2015
	(PARS) 1/27/2005					30,600	247,248
	1/26/2006	52,300	—	49.6600	1/26/2016
	(SARs) 1/31/2007	64,067	32,033	40.0100	1/31/2012
	1/29/2008	14,034	28,066	20.3000	1/29/2018
	(PARS) 1/29/2008					84,500	682,760
	1/29/2009	—	42,100	2.1600	1/29/2019
O. Reid Ashe, Jr.	1/27/2000	3,100	—	$52.0625	1/27/2010
	1/30/2001	4,100	—	51.4050	1/30/2011
	(PARS) 1/30/2001					5,600	$45,248
	12/31/2001	4,300	—	50.4150	12/31/2011
	1/31/2002	8,200	—	50.3550	1/31/2012
	1/29/2003	18,800	—	56.0250	1/29/2013
	(PARS) 1/29/2003					24,400	197,152
	1/28/2004	19,200	—	63.2300	1/28/2014
	1/27/2005	21,000	—	63.1800	1/27/2015
	(PARS) 1/27/2005					26,100	210,888
	1/26/2006	23,400	—	49.6600	1/26/2016
	(SARs) 1/31/2007	20,600	10,300	40.0100	1/31/2012
	1/29/2008	4,500	9,000	20.3000	1/29/2018
	(PARS) 1/29/2008					27,100	218,968
	1/29/2009	—	13,500	2.1600	1/29/2019
John A. Schauss	1/30/2001	1,466	—	$51.4050	1/30/2011
	(PARS) 1/30/2001					3,000	$24,240
	1/31/2002	1,800	—	50.3550	1/31/2012
	1/29/2003	2,800	—	56.0250	1/29/2013
	(PARS) 1/29/2003					3,600	29,088
	1/28/2004	2,900	—	63.2300	1/28/2014
	1/27/2005	5,200	—	63.1800	1/27/2015
	(PARS) 1/27/2005					6,400	51,712
	1/26/2006	9,200	—	49.6600	1/26/2016
	(SARs) 1/31/2007	10,533	5,267	40.0100	1/31/2012
	1/29/2008	2,467	4,933	20.3000	1/29/2018
	(PARS) 1/29/2008					14,800	119,584
	1/29/2009	—	8,900	2.1600	1/29/2019
George L. Mahoney	1/30/2001	1,367	—	$51.4050	1/30/2011
	(PARS) 1/30/2001					5,600	$45,248
	1/31/2002	3,133	—	50.3550	1/31/2012
	1/29/2003	5,800	—	56.0250	1/29/2013
	(PARS) 1/29/2003					7,500	60,600
	1/28/2004	5,700	—	63.2300	1/28/2014
	1/27/2005	7,300	—	63.1800	1/27/2015
	(PARS) 1/27/2005					9,100	73,528
	1/26/2006	12,100	—	49.6600	1/26/2016
	(SARs) 1/31/2007	13,400	6,700	40.0100	1/31/2012
	1/29/2008	3,067	6,133	20.3000	1/29/2018
	(PARS) 1/29/2008					18,500	149,480
	1/29/2009	—	10,700	2.1600	1/29/2019

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (3)	Market Value of Shares or Units of Stock that Have Not Vested as of 12/27/09 ($)
Stephen Y. Dickinson	8/21/1987	1,000	—	$46.5000	(2)
	1/27/2000	1,900	—	52.0625	1/27/2010
	1/30/2001	2,400	—	51.4050	1/30/2011
	(PARS) 1/30/2001					3,200	$25,856
	12/31/2001	2,100	—	50.4150	12/31/2011
	1/31/2002	2,700	—	50.3550	1/31/2012
	1/29/2003	2,600	—	56.0250	1/29/2013
	(PARS) 1/29/2003					3,400	27,472
	1/28/2004	2,700	—	63.2300	1/28/2014
	1/27/2005	3,300	—	63.1800	1/27/2015
	(PARS) 1/27/2005					4,100	33,128
	1/26/2006	4,900	—	49.6600	1/26/2016
	(SARs) 1/31/2007	5,400	2,700	40.0100	1/31/2012
	1/29/2008	1,234	2,466	20.3000	1/29/2018
	(PARS) 1/29/2008					7,500	60,600
	1/29/2009	—	3,700	2.1600	1/29/2019
H. Graham Woodlief, Jr.	8/21/1987	3,000		$46.5000	6/30/2012
	1/27/2000	4,900		52.0625	1/27/2010
	1/30/2001	6,500		51.4050	6/30/2010
	12/31/2001	4,000		50.4150	6/30/2010
	1/31/2002	7,100		50.3550	6/30/2010
	1/29/2003	10,000		56.0250	6/30/2010
	1/28/2004	9,600		63.2300	6/30/2010
	1/27/2005	11,000		63.1800	6/30/2010
	1/26/2006	16,300		49.6600	6/30/2010
	(SARs) 1/31/2007	26,400		40.0100	6/30/2010
	1/29/2008	12,000		20.3000	6/30/2010
James A. Zimmerman	8/21/1987	3,000	—	$46.5000	(2)
	11/17/1989	3,000		32.5000	(2)
	1/27/2000	4,100	—	52.0625	1/27/2010
	1/30/2001	5,300	—	51.4050	1/30/2011
	(PARS) 1/30/2001					7,200	$58,176
	12/31/2001	3,500	—	50.4150	12/31/2011
	1/31/2002	5,900	—	50.3550	1/31/2012
	1/29/2003	7,400	—	56.0250	1/29/2013
	(PARS) 1/29/2003					9,600	77,568
	1/28/2004	7,000	—	63.2300	1/28/2014
	1/27/2005	8,000	—	63.1800	1/27/2015
	(PARS) 1/27/2005					9,900	79,992
	1/26/2006	11,900	—	49.6600	1/26/2016
	(SARs) 1/31/2007	13,133	6,567	40.0100	1/31/2012
	1/29/2008	2,967	5,933	20.3000	1/29/2018
	(PARS) 1/29/2008					18,000	145,440
	1/29/2009	—	8,900	2.1600	1/29/2019

(1)	The unexercisable options awarded on 1/29/08 vest evenly on 1/29/10 and 1/29/11; one-third of the options awarded on 1/29/09 vest on 1/29/10, one-third vest on 1/29/11, and one-third vest on 1/29/12; and the unexercisable SARs awarded on 1/31/07 vest on 1/31/10.
(2)	These options are exercisable during the continued employment of the optionee and for a three-year period thereafter.
(3)	Restrictions on PARS awards granted on 1/30/2001 automatically lapse on 1/30/2011; restrictions on PARS awards granted on 1/29/2003 automatically lapse on 1/29/2013; restrictions on PARS awards granted on 1/27/2005 automatically lapse on 1/27/2015; and restrictions on PARS awards granted on 1/29/2008 automatically lapse on 1/29/2018. If certain pre-established earnings per share targets are achieved vesting may accelerate to either a three, five or seven year period. PARS recipients are entitled to all the ownership rights of other Class A Stockholders including dividends (if any). However, PARS cannot be sold or traded, and the ownership reverts to the Company upon termination of employment. Upon death or retirement after attaining age 63, executive officers vest in a pro-rata portion of the shares awarded. As discussed further below, Mr. Woodlief vested in a pro-rata portion of PARS upon retirement.

Option Exercises and Stock Vested Table

The following table provides information with respect to restrictions released on PARS during fiscal 2009. The amounts shown include shares acquired upon the release of restrictions on the January 28, 1999, grant of PARS. Mr. Woodlief also had restrictions released on 25,214 PARS upon his July 1, 2009, retirement.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Marshall N. Morton	9,800	$27,832
O. Reid Ashe, Jr.	3,700	10,508
George L. Mahoney	3,500	9,940
Stephen Y. Dickinson	2,300	6,532
H. Graham Woodlief, Jr.	31,414	70,810
James A. Zimmerman	5,200	14,768

Pension Benefits Table

The following table provides information regarding estimated pension benefits for each of the named executive officers as of and for the fiscal year ended December 27, 2009. For purposes of calculating the present value of accumulated benefits in the table below, the normal retirement age (the age at which the participant is eligible for unreduced benefits) is 65 for the Media General Advantage Retirement Plan and 63 for the Supplemental Retirement Plan. Reference is made to Note 8 of Item 8 of the 2009 Form 10-K, which is incorporated herein by reference, for assumptions made in valuing the pension benefits below.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Marshall N. Morton	Media General Advantage Retirement Plan	17	$517,514	$—
	Supplemental Retirement Plan	15	7,089,500	—
O. Reid Ashe, Jr.	Media General Advantage Retirement Plan	10	248,827	—
	Supplemental Retirement Plan	13	4,600,616	—
John A. Schauss	Media General Advantage Retirement Plan	6	90,575	—
	Supplemental Retirement Plan	8	1,174,796	—
George L. Mahoney	Media General Advantage Retirement Plan	14	261,046	—
	Supplemental Retirement Plan	15	2,762,249	—
Stephen Y. Dickinson	Media General Advantage Retirement Plan	23	667,148	—
	Supplemental Retirement Plan	11	1,333,237	—
H. Graham Woodlief, Jr.	Media General Advantage Retirement Plan	42	1,236,950	48,106
	Supplemental Retirement Plan	15	3,383,038	—
James A. Zimmerman	Media General Advantage Retirement Plan	32	860,411	—
	Supplemental Retirement Plan	15	3,286,160	—

(1)	Years of credited plan service under the Media General Advantage Retirement Plan reflect the officer’s years of service through December 31, 2006. The maximum number of years of credited plan service under the Supplemental Retirement Plan is 15 years. Years begin to be counted following admission to the Supplemental Retirement Plan and accrue through January 31, 2010.

Media General Advantage Retirement Plan

The Media General Advantage Retirement Plan is a funded, qualified non-contributory defined benefit plan which covers substantially all full time employees hired before January 1, 2007. Employees become fully vested in plan benefits upon the earlier of completing five years of service or reaching age 65. Plan benefits begin either upon normal or late retirement after age

65 or upon early retirement after age 55 with at least ten years of service. Mr. Woodlief is currently receiving retirement benefits as described further below.

Each employee’s retirement benefit is based on a formula that uses average monthly compensation (salary and non-equity incentive awards), Social Security wages and years of benefit service as its key inputs. Additional years of service are not granted under the plan. This aspect of the plan was frozen, effective December 31, 2006, and participants receive years of service credit through that date or their date of termination, if earlier. The total amount of compensation to be factored into the benefit payment is subject to a federal limit. Due to an April 2009 plan amendment, compensation earned after May 31, 2009, does not increase accrued benefits. This fully froze the plan.

Mr. Morton, Mr. Ashe, Mr. Mahoney, Mr. Dickinson and Mr. Zimmerman are eligible to receive early retirement benefits if they elect to retire early. Benefits for any employee who elects early retirement are calculated in a manner similar to that described above; however, the amount of benefit is reduced by a formula based on retirement age.

Married participants are paid a joint and 100% survivor annuity, with the accrued benefit paid monthly over the life of the retiree. Upon the retiree’s death, 100% of this benefit is paid monthly to the surviving spouse. Participants alternatively may elect a life-only annuity payment, fixed payments for life plus 10 years, leveling payments (which consider the effects of Social Security payments), a joint and 50% survivor annuity, a joint and 66.67% survivor annuity or, for total retirement benefit amounts under $10,000, a lump-sum payment.

Supplemental Retirement Plan

The Supplemental Retirement Plan (SERP) is an unfunded, non-qualified, non-contributory defined benefit plan which provides selected employees with the opportunity to receive a retirement benefit that may exceed the limitations of the qualified defined benefit plan. SERP participants are eligible to receive an early retirement benefit upon reaching age 55 with one year of plan service and are eligible to receive an unreduced retirement benefit upon reaching age 63 with 15 years of plan service. The Company amended the plan twice during 2009. As a result, retirement benefits are based on final average earnings as of May 31, 2009, and service provided after January 31, 2010, will not increase the retirement benefit. Mr. Morton is eligible to receive unreduced retirement benefits upon retirement. Mr. Ashe, Mr. Mahoney, Mr. Dickinson and Mr. Zimmerman are eligible to receive reduced early retirement benefits upon retirement. Mr. Woodlief is currently receiving retirement benefits as described further below.

The SERP benefit is based on a formula that uses average annual compensation (salary and non-equity incentive awards) for the five calendar years during which compensation was highest together with years of plan service as its key inputs. As stated above, compensation earned after May 31, 2009, does not increase accrued benefits. The minimum possible benefit, for participants age 55 with one year of plan service, is 2.5% of average annual compensation. Plan participants age 63 with 15 years of plan service receive a maximum combined benefit under the SERP and qualified pension plan which is equal to 55% of the participant’s average annual compensation.

If a plan participant becomes disabled and is unable to return to work for an indefinite period of time, the participant becomes eligible to receive a supplemental benefit. The benefit is determined as the excess of the employee’s base salary and incentive award as of May 31, 2009 (adjusted for Social Security benefits), over any other compensation, including self-employment income, received by the employee.

After retirement, SERP participants are prohibited from engaging in any business that is in competition with the Company’s business, without the written consent of the Company. Accrued benefits for participants who violate this non-compete clause are subject to forfeiture.

Upon retirement, married participants receive an annuity benefit whereby the accrued benefit is paid monthly over the lifetime of the employee. Upon death, the plan participant’s spouse continues to receive a lower monthly benefit. Participants may also irrevocably elect to receive a reduced benefit in exchange for at least 120 monthly benefit payments to the employee and spouse. The present value of an unmarried participant’s death benefit is payable in a lump-sum to the participant’s estate if he or she was an employee at the time of death.

Non-qualified Deferred Compensation Table

The following table summarizes, for each named executive officer, the activity during the last fiscal year related to the Company’s non-qualified deferred compensation plans.

Name	Plan Name	Executive Contributions in 2009 ($) (2)	Registrant Contributions in 2009 ($) (2)	Aggregate Earnings in 2009 ($) (3)	Aggregate Withdrawals/ Distributions in 2009 ($)	Aggregate Balance at 12/27/09 ($) (4)
Marshall N. Morton	Deferred Compensation Plan	$—	$—	$417,089	$—	$2,377,100
	Supplemental 401(k) Plan	49,000	—	236,823	—	344,285
O. Reid Ashe, Jr.	Deferred Compensation Plan	—	—	25,395	—	139,334
	Supplemental 401(k) Plan	16,200	—	91,648	—	133,084
John A. Schauss	Deferred Compensation Plan	—	—	18,938	—	102,844
	Supplemental 401(k) Plan	10,000	2,500	54,791		77,381
George L. Mahoney	Supplemental 401(k) Plan	13,800	3,450	96,393	—	133,539
Stephen Y. Dickinson	1985 Deferred Compensation Plan (1)	—	—	5,252	—	32,894
	Deferred Compensation Plan	—	—	142,286	—	784,517
	Supplemental 401(k) Plan	2,950	738	22,302	—	30,729
H. Graham Woodlief, Jr.	1985 Deferred Compensation Plan (1)	—	—	—	—	—
	Deferred Compensation Plan	—	—	560	—	378,576
	Supplemental 401(k) Plan	—	—	1,040	—	148,684
James A. Zimmerman	Deferred Compensation Plan	—	—	17,247	—	84,299
	Supplemental 401(k) Plan	—	—	14,311	—	62,294

(1)	The aggregate balance represents the post-retirement benefit from the 1985 Deferred Compensation Plan which vests at age 65. Mr. Dickinson’s balance is unvested. Mr. Woodlief retired prior to attaining age 65 and consequently forfeited his post-retirement benefit.

(2)	Amounts reported as executive contributions are included in the salary column of the Summary Compensation Table for each executive. Amounts reported as registrant contributions are included in the all other compensation column of the Summary Compensation Table for each executive.
(3)	Aggregate earnings represent interest and dividends earned as well as unrealized gains and losses. Aggregate earnings include $4,099 in above-market earnings for Mr. Dickinson which were reflected in the Summary Compensation Table.
(4)	The aggregate balance at December 27, 2009 includes amounts previously reported in the Summary Compensation Table for each named executive officer as follows:

Name	Plan Name	Amounts Included in 2008 Total Compensation	Amounts Included in 2007 Total Compensation
Marshall N. Morton	Deferred Compensation Plan	$—	$237,796
	Supplemental 401(k) Plan	81,776	90,000
O. Reid Ashe, Jr.	Supplemental 401(k) Plan	45,832	56,117
John A. Schauss	Deferred Compensation Plan	—	—
	Supplemental 401(k) Plan	18,862	32,224
George L. Mahoney	Supplemental 401(k) Plan	29,151	44,276
Stephen Y. Dickinson	1985 Deferred Compensation Plan	3,380	2,787
	Deferred Compensation Plan	70,000	107,605
	Supplemental 401(k) Plan	7,000	11,943
H. Graham Woodlief, Jr.	1985 Deferred Compensation Plan	13,705	11,222
	Supplemental 401(k) Plan	33,763	50,182
James A. Zimmerman	Supplemental 401(k) Plan	—	46,400

1985 Deferred Compensation Plan

The 1985 Deferred Compensation Plan permitted certain executives to defer a portion of their base salary for 1985 only. Mr. Woodlief deferred $10,000. Mr. Dickinson deferred $6,000. The plan, which is supported by insurance policies purchased at its inception, accrued interest at a rate of 20% for Mr. Woodlief and accrues interest at a rate of 19% for Mr. Dickinson. Beginning on January 1, 1992, the participating executives received four annual installment payments, each of which equaled the amount deferred. If a participant remains employed until age 65, the Company pays an accrued benefit in fifteen substantially equal installments beginning upon retirement. If a participant dies after age 65, the Company continues to pay the benefit to the designated beneficiary. Accrued benefits are forfeited if the participant terminates for any reason prior to age 65, if the participant is terminated for cause after age 65, or if the participant violates a non-compete clause. As stated above, Mr. Woodlief’s accrued benefits were forfeited as his retirement occurred prior to age 65.

Deferred Compensation Plan

Generally, participants in the Deferred Compensation Plan are employees who earn amounts over certain qualified plan limits. Participants can elect to defer, on a pre-tax basis, up to 80% of their annual salary and up to 100% of their non-equity incentive awards and earn a tax-deferred return on these amounts. Elections to defer salary and non-equity incentive awards must be made in the year prior to the year the compensation is earned.

Employees who participate can select from a combination of eight “phantom” equity and bond funds. Unlike a 401(k) plan, the obligation resides with the Company and earnings are credited to each participant’s account based on hypothetical rather than actual investment activity. Prior to 1999, participants had the option to participate in a variable interest account which earned income based on the same interest rate applicable to the Company’s long-term borrowings. While this fund choice no longer exists for current deferrals, some participants continue to maintain a portion of their balance in this account. Investment choices can be changed at any time; however, no amounts can be transferred into the variable interest account. The Plan’s funds had returns ranging from approximately 0% to 33% during 2009.

The allowable methods of distribution, which must be elected prior to or at the time of the deferral, are summarized below:

•

Retirement or death after retirement – participants can elect to receive a lump sum or annual payments of up to 20 years upon attaining the age of early retirement (defined in this plan as at least age 55 with 5 years of service). In case of death, the designated beneficiary will receive any remaining annual payments.

•	Termination of employment, disability, or death prior to retirement – amounts will be paid to the participant or designated beneficiary in a lump sum or in annual payments of up to 10 years.

•

Interim distributions – participants who are actively employed and who have fulfilled the three-year waiting period can receive all or a portion of one year’s deferral plus accrued earnings provided the election was made at the time of deferral.

Supplemental 401(k) Plan

The Supplemental 401(k) Plan is a non-qualified plan which permits certain executives to defer amounts that are above the federal 401(k) limit and obtain Company matching funds and earnings on those deferrals. The maximum annual amount that can be deferred into the supplemental plan is indexed to the federal maximum defined contribution level ($49,000 in 2009). Prior to 2008, all participant account balances were invested in Media General Class A Stock held by a third-party trust. Beginning in 2008, participants over age 55 had the option to invest in a range of equity and bond funds (13 in 2009) in addition to Class A Stock. The Plan’s funds reflect returns ranging from 1% to 348% during 2009.

Between January 1 and April 1, 2009, the employer matching contribution was equal to the lesser of: a) 100% of the participant’s contribution or b) 5% of the participant’s salary, non-equity incentive plan awards, and flexible credits (used for purposes of maintaining healthcare insurance and other benefits offered to all employees), minus the government’s qualified contribution earnings limit ($245,000 in 2009). The Company suspended the match on the Supplemental 401(k) Plan effective April 1, 2009.

Upon termination of employment for any reason, the participant (or beneficiary) receives a cash distribution. Participants are able to select the timing of payment (minimum of 6 months after separation and a maximum of 10 years after separation) provided the election was made at the time of deferral or prior to December 31, 2008, for amounts previously deferred. Participants cannot receive any distributions (including loans) while actively employed.

Potential Payments Upon Termination or Change-in-Control

The Company provides no benefits to any employee, including named executive officers, in the event of a change-in-control. The Company has no agreements to provide incremental benefits to named executive officers in the event of pre-retirement termination (voluntary or involuntary). However, as described further below, Mr. Woodlief is being compensated for providing consulting services subsequent to his retirement. As summarized in the accompanying table, the Company maintains certain plans that require the Company to provide compensation to named executive officers of the Company in the event of retirement, death or disability; the provisions generally apply to all participants of a particular plan equally. The accompanying table excludes plans that are available generally to all salaried employees. As the named executive officers are vested in their account balances under the previously described Deferred Compensation and Supplemental 401(k) plans, reference to those plans is also excluded.

Executive Benefits and Payments Upon Specified Triggering Event	Retirement	Disability	Death
Compensation:
Performance-Accelerated Restricted Shares (PARS)	Upon retirement after age 63, a pro-rata portion of the restricted shares becomes vested.	Upon disability, a pro-rata portion of the restricted shares becomes vested.	Upon death, a pro-rata portion of the restricted shares becomes vested.
Stock Options	For grants prior to 2006, all options become fully vested upon retirement after age 55 with 10 years of service. Beginning with the 2006 grant, all options become fully vested after age 63 with 10 years of service, provided the individual is employed on December 31 of the year of grant.	Upon disability, all options become fully vested.	Upon death, all options become fully vested.
Stock Appreciation Rights (SARs)	SARs become fully vested after age 63 with 10 years of service, provided the individual is employed on December 31 of the year of grant.	Upon disability, all SARs become fully vested.	Upon death, all SARs become fully vested.
Annual Incentive Plan	Employees who retire (age 55 or older with at least 5 years of service) are typically eligible to receive a prorated incentive award based on the full year’s expected attainment results.	Employees who become disabled (age 55 or older with at least 5 years of service) are typically eligible to receive a prorated incentive award based on the full year’s expected attainment results.	Upon death, employees (age 55 or older with at least 5 years of service) are typically eligible to receive a prorated incentive award based on the full year’s expected attainment results.
Benefits and Perquisites:
Supplemental Retirement Plan (SERP)	SERP participants are eligible to receive an unreduced retirement benefit upon reaching age 63 with fifteen years of plan service. Participants are eligible to receive an early retirement benefit upon reaching age 55 with one year of service.	If a SERP participant becomes disabled for an indefinite period of time, the participant becomes eligible to receive a supplemental benefit which effectively maintains their compensation as of May 31, 2009 (salary and non-equity incentive award) during the period of disability.	A participant’s spouse receives 80 percent of the amount to which the participant was entitled, less payments due under the qualified pension plan. Unmarried participants’ estates receive a lump-sum payment if the participants were employees at the time of death.
1985 Deferred Compensation Plan	If a participant remains employed to age 65, the Company pays an accrued benefit in fifteen substantially equal installments beginning upon retirement.	There are no specific provisions for participants who become disabled prior to reaching age 65.	For participants who retired after age 65 or who are actively employed and age 65 and older, the Company pays the vested retirement benefit to the designated beneficiary.
Life Insurance Premiums Paid on Behalf of Officer and Associated Tax Gross Up	Retired employees (age 55 or older with 5 or more years of service) are eligible for continued Company-paid life insurance premium and tax gross-up payments until age 65. The targeted death benefit is generally equal to 150% of compensation (salary and non-equity incentive award).	For disabled employees, the targeted death benefit is generally equal to 300% of final compensation up to age 55. The targeted death benefit generally decreases to 150% of compensation between ages 55 to age 65.	For active employees who die prior to age 65, the targeted death benefit is generally equal to 300% of compensation.
Retirement Transition Planning Program	Retiring participants age 55 or older are eligible for this program, however the Company must select the executives for participation. Participants receive tax and financial planning services for the tax year of retirement as well as the tax year immediately following the year of retirement.	Disabled employees age 55 or older are also eligible for this program, however the Company must select the executives for participation. Participants receive tax and financial planning services for the tax year of retirement as well as the tax year immediately following the year of retirement.	If an executive was a participant or was selected for participation at the time of his death, the surviving spouse is eligible for benefits. The surviving spouse would receive tax and financial planning services for the tax year of retirement as well as the tax year immediately following the year of retirement.

Mr. Woodlief retired as an employee of the Company on July 1, 2009. Mr. Woodlief will continue to serve as a non-employee consultant through March 31, 2010, and receives a monthly fee of $62,225 for such services. On the date of his retirement, Mr. Woodlief had restrictions released on 25,214 PARS with a July 1, 2009, fair value of approximately $53,000. As of December 27, 2009, Mr. Woodlief had outstanding stock options of 84,400 with an intrinsic value of $0 and outstanding SARs of 26,400 with an intrinsic value of $0. On January 27, 2010, 4,900 of these stock options expired. If Mr. Woodlief does not exercise his stock options prior to July 1, 2010, all but 3,000 of the remaining awards will be cancelled.

Mr. Woodlief is a beneficiary of the Media General Advantage Retirement Plan and the Supplemental Retirement Plan. He is receiving an annual benefit of approximately $96,000, which is paid in monthly installments, under the qualified plan and an annual benefit of approximately $265,000 under the SERP, which is paid in monthly installments. In January 2010, Mr. Woodlief received a $148,685 cash payout of his remaining Supplemental 401(k) account balance and a $378,576 cash payout of his remaining Deferred Compensation account balance. Mr. Woodlief was selected to participate in the Retirement Transition Planning Program which is described in the chart above.

If retirement, disability or death had occurred as of December 27, 2009, Mr. Morton or his estate would immediately vest in 65,624 PARS with a market value of $530,243. If disability or death had occurred as of December 27, 2009, Mr. Morton would immediately vest in an additional 70,166 stock options and 32,033 SARs, which have an aggregate intrinsic value of approximately $249,000; if retirement had occurred as of December 27, 2009, Mr. Morton would immediately vest in an additional 28,066 stock options and 32,033 SARs, which have an intrinsic value of $0. Upon retirement prior to age 65, the Company would continue to pay life insurance premiums and the related tax gross-up of approximately $20,000 per year on Mr. Morton’s behalf until age 65.

If disability or death had occurred as of December 27, 2009, Mr. Ashe or his estate would immediately vest in 39,897 PARS with a market value of $322,365. He or his estate would also immediately vest in an additional 22,500 stock options and 10,300 SARs, which have an aggregate intrinsic value of approximately $80,000. Upon retirement prior to age 65, the Company would continue to pay life insurance premiums and the related tax gross-up of approximately $26,000 per year on Mr. Ashe’s behalf until age 65.

If disability or death had occurred as of December 27, 2009, Mr. Schauss or his estate would immediately vest in 11,148 PARS with a market value of $90,079. He or his estate would also immediately vest in an additional 13,833 stock options and 5,267 SARs, which have an aggregate intrinsic value of approximately $53,000.

If disability or death had occurred as of December 27, 2009, Mr. Mahoney or his estate would immediately vest in 18,201 PARS with a market value of $147,063. He or his estate would also immediately vest in an additional 16,833 stock options and 6,700 SARs, which have an aggregate intrinsic value of approximately $63,000. Upon retirement prior to age 65, the Company would continue to pay life insurance premiums and the related tax gross-up of approximately $66,000 per year on Mr. Mahoney’s behalf until age 65.

If retirement, disability or death had occurred as of December 27, 2009, Mr. Dickinson or his estate would immediately vest in 8,658 PARS with a market value of $69,959. If disability or death had occurred as of December 27, 2009, he or his estate would also immediately vest in an additional 6,166 stock options and 2,700 SARs, which have an aggregate intrinsic value of approximately $22,000; if retirement had occurred as of December 27, 2009, Mr. Dickinson would immediately vest in an additional 2,466 stock options and 2,700 SARs, which have an intrinsic value of $0.

If disability or death had occurred as of December 27, 2009, Mr. Zimmerman or his estate would immediately vest in 21,378 PARS with a market value of $172,730. He or his estate would also immediately vest in an additional 14,833 stock options and 6,567 SARs, which have an aggregate intrinsic value of approximately $53,000. Upon retirement prior to age 65, the Company would continue to pay life insurance premiums and the related tax gross-up of approximately $27,000 per year on Mr. Zimmerman’s behalf until age 65.

If disabled, in addition to the benefits described above, each named executive officer is eligible to receive a supplemental benefit pursuant to the SERP plan which would effectively maintain their current compensation level (salary and non-equity incentive award) during the period of disability but not beyond retirement age. SERP benefits are subject to a non-compete clause, as discussed previously.

The obligation to pay death benefits to the beneficiary of each named executive officer pursuant to a variable universal life insurance policy is that of the insurance company; the Company only pays the insurance premiums on behalf of the named executive officer. The table below quantifies the approximate life insurance proceeds that would have been payable (by the insurance company) to the beneficiary of each named executive officer if a triggering event had occurred as of December 27, 2009:

Named Executive Officer	Estimated Life Insurance Benefit as of December 27, 2009
Marshall N. Morton	$5,594,000
O. Reid Ashe, Jr.	2,558,000
John A. Schauss	1,871,000
George L. Mahoney	1,832,000
Stephen Y. Dickinson	1,187,000
H. Graham Woodlief, Jr.	2,386,000
James A. Zimmerman	2,138,000

DIRECTOR COMPENSATION

Overview of the Company’s Director Compensation Philosophy

The Company’s Director compensation program is designed to align the interests of the Chairman and the Outside Directors (i.e., Directors who had not at any time served as an employee of the Company) with those of the Company’s stockholders and to provide competitive current compensation for services to the Board. The Compensation Committee, with the assistance of Towers Perrin, periodically reviews and modifies the Company’s Director compensation system to ensure that these objectives continue to be met.

Chairman Compensation

J. Stewart Bryan III, retired as an executive officer of the Company in 2008. Mr. Bryan continues to serve as the non-executive Chairman of the Board. The Compensation Committee determined, based on the recommendation of Towers Perrin, that Mr. Bryan be paid annual cash compensation of $225,000 for his service as non-executive Chairman. The Committee determined that cash compensation was appropriate given Mr. Bryan’s existing stock holdings in the Company. Additionally, Mr. Bryan is entitled to certain perquisites and personal benefits (which were less than $10,000 in aggregate for 2009).

Mr. Bryan is a beneficiary of the Media General Advantage Retirement Plan and the Supplemental Retirement Plan. He is receiving an annual benefit of approximately $137,000, which is paid in monthly installments, under the qualified plan and an annual benefit of approximately $265,000 under the SERP plan, which is paid annually. Mr. Bryan is receiving a total of $406,650 spread over fifteen annual installment payments pursuant to the 1985 Deferred Compensation Plan. In March 2009, Mr. Bryan received a $68,000 cash payout of the remaining balance of his Supplemental 401(k) deferred compensation.

Outside Director Compensation

In 2009, each of the Outside Directors received an annual retainer of $116,000 for all scheduled Board meetings and two scheduled committee meetings. An additional $1,750 was paid for each unscheduled Board meeting and each committee meeting attended by an Outside Director beyond the two included in the retainer. Pursuant to the Media General, Inc., Director’s Deferred Compensation Plan, each Outside Director receives 50% of his or her annual compensation, including any additional meeting fees, in deferred Class A stock units and may elect to receive the other half of his or her annual compensation either fully in cash, fully in deferred stock units, or split evenly in cash and deferred stock units. Annual deferral elections must be made prior to the calendar year in which the retainer and additional meeting fees will be earned. In 2009, as indicated below, Mr. Williams and Mr. Wortham elected to receive all of their annual compensation in deferred stock units, and Mr. Anthony elected to receive 75% of his compensation in deferred stock units; all other Outside Directors elected to receive 50% of their compensation in cash and 50% in deferred stock units. The retainer and additional meeting fees are paid quarterly.

The number of Class A stock units is determined quarterly, based on the average of the closing trading prices for the last ten trading days of the preceding calendar quarter. Participant accounts are credited quarterly with amounts that are equivalent to dividends paid (if any) on Class A Stock.

Upon election to the Board of Directors, a Director selects the method of account settlement. Upon termination from the Board for any reason, the Director or beneficiary will be paid by one of the following methods: lump sum cash or common stock payment, lump sum cash or common stock payment (deferred until January 1 of the year following retirement), annual cash or common stock payments ranging from two to ten years. If no election is made, the Director will receive a single common stock distribution as of the date of retirement.

Directors’ Stock Ownership Guideline

In 2005, to further align the interests of Directors and Stockholders, the Board of Directors adopted a share ownership guideline of 5,300 shares of the Company’s Class A Stock, including deferred Class A stock units. The Board of Directors recommended that this ownership guideline be attained within five years of a Director’s election to the Board.

Total Compensation for the Chairman and Outside Directors

The following table sets forth the components of total compensation during 2009 for the Chairman and Outside Directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
J. Stewart Bryan III, Chairman	$225,000	$—	$—	$225,000
Scott D. Anthony (4)	24,167	53,167	—	77,334
Diana F. Cantor	64,125	64,125	—	128,250
Eugene I. Davis (3)	19,333	19,333	—	38,666
Dennis J. FitzSimons (5)	29,000	29,000	—	58,000
F. Jack Liebau, Jr. (3)	20,208	20,208	—	40,416
Thompson L. Rankin	61,500	61,500	—	123,000
Rodney A. Smolla	66,750	66,750	—	133,500
J. Daniel Sullivan (3)	20,208	20,208	—	40,416
Walter E. Williams	—	135,250	1,106	136,356
Coleman Wortham III	—	133,500	—	133,500

(1)	Amounts in the Stock Awards column reflect the aggregate grant date fair value of Class A Stock units received by each Outside Director during 2009. Pursuant to the Director’s Deferred Compensation Plan, the following Outside Directors elected to receive Class A Stock units in lieu of cash: Mr. Anthony (1,820 units), Mr. Williams (21,762 units) and Mr. Wortham (21,319 units). As the Class A Stock units are not settled until the retirement of the Outside Director, the value that is ultimately realized by the Outside Director is subject to changes in the Company’s stock price. The table below illustrates the impact that changes in stock price have on the Outside Director’s stock unit account balance:

	12/28/08 Balance		Units Received		Change in Fair Value	Units Distributed		12/27/09 Balance
Name	(#)	($)	(#)	($)	($)	(#)	($)	(#)	($)
Scott D. Anthony	—	—	10,216	$53,167	$29,378	—	$—	10,216	$82,545
Diana F. Cantor	18,421	30,210	20,047	64,125	216,486	—	—	38,468	310,821
Eugene I. Davis	11,465	18,803	8,866	19,333	12,732	(20,331)	(50,868)	—	—
Dennis J. FitzSimons	—	—	3,639	29,000	403	—	—	3,639	29,403
F. Jack Liebau, Jr.	11,465	18,803	9,285	20,208	12,906	(20,750)	(51,917)	—	—
Thompson L. Rankin	46,246	75,843	18,791	61,500	388,156	—	—	65,037	525,499
Rodney A. Smolla	16,807	27,563	21,319	66,750	213,745	—	—	38,126	308,058
J. Daniel Sullivan	11,465	18,803	9,216	20,208	12,733	(20,681)	(51,744)	—	—
Walter E. Williams	44,531	73,031	43,524	135,250	503,203	—	—	88,055	711,484
Coleman Wortham III	39,496	64,773	42,638	133,500	465,370	—	—	82,134	663,643

(2)	Mr. Williams is a widely syndicated newspaper columnist and is compensated for being published in two Media General publications. Media General purchases the newspaper columns from the syndicator (in the same manner as any other newspaper) who in turn pays Mr. Williams 50% of the amount charged to Media General.

(3)	Mr. Eugene Davis, Mr. Liebau and Mr. Sullivan served as Outside Directors through April 23, 2009.

(4)	Mr. Anthony was elected to the Board on April 23, 2009.

(5)	Mr. FitzSimons was appointed to the Board on June 24, 2009.

Report of the Compensation Committee

The Compensation Committee has reviewed the section of this Proxy Statement titled “Compensation Discussion and Analysis” with the management of the Company, and the Committee has recommended that the CD&A be included in this Proxy Statement and filed with the Securities and Exchange Commission.

The Compensation Committee

Coleman Wortham III, Chairman

Scott D. Anthony

Rodney A. Smolla

Compensation Committee Interlocks and Insider Participation

During 2009, none of the above members of the Committee was an officer or employee of the Company or any of its subsidiaries, and no member of this Committee was formerly an officer of the Company or any of its subsidiaries. In addition, during 2009, none of the Company’s executive officers served as a member of a compensation committee or on a board of directors of any other entity an executive officer of which served as a member of the Company’s Board of Directors.

Equity Compensation Plan Information as of December 27, 2009

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) *
Equity compensation plans approved by security holders
1966 Selected Employees’ Stock Option Plan	400	$2.31	—
1976 Non-qualified Stock Option Plan	—	$—	—
1987 Non-qualified Stock Option Plan	52,900	$38.59	—
1995 Long-term Incentive Plan	2,307,567	$34.93	1,308,503
Equity compensation plans not approved by security holders
None
Total	2,360,867	$35.01	1,308,503

*	The total includes 354,944 shares available for grants of Performance Accelerated Restricted Stock (PARS). At December 27, 2009, restrictions remained on 415,300 outstanding PARS.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and operates under a written charter adopted by the Board. Company management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling these oversight responsibilities, the Committee has reviewed and discussed the audited financial statements in the Annual Report with management including a discussion of the suitability, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

In addition, the Committee has discussed with the Company’s independent registered public accounting firm its judgments as to the suitability, not just the acceptability, of the accounting principles adopted by the Company as well as such other matters as are required to be discussed with the Committee by the Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) and under the other standards of the Public Company Accounting Oversight Board (PCAOB). The Committee also has discussed with the independent auditors the auditors’ independence from management and the Company, including matters in the written disclosures and letter received by the Committee from the independent auditors and required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Committee concerning independence, and it has considered whether the auditors’ provision of non-audit services is compatible with the auditors’ independence. It also reviewed the Company’s compliance with the internal control provisions of Section 404 of the Sarbanes-Oxley Act of 2002.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements for the year ended December 27, 2009, be included in the Annual Report on Form 10-K for filing with the SEC.

The Audit Committee

Walter E. Williams, Chairman

Diana F. Cantor

Dennis J. FitzSimons

Thompson L. Rankin

Audit and Non-Audit Fees

The Audit Committee has adopted policies and procedures for pre-approving audit and non-audit services to be performed by the Company’s independent auditors to assure that the provision of these services does not impair the auditors’ independence. Under these policies, the term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee provides for a different period. The Company’s annual audit services engagement terms and fees and audit related services to be provided by the Company’s auditors are subject to specific pre-approval by the Audit Committee. The Audit Committee may pre-approve non-audit services, including tax compliance, tax planning and tax advice, that it believes are appropriate and would not impair an independent accountant’s independence. All audit, audit-related, tax and other services provided by Ernst & Young LLP for 2009 were pre-approved by the Audit Committee in accordance with its policies and procedures.

The following table presents fees billed by Ernst & Young LLP for services provided during fiscal 2009 and 2008. All services reflected in the fees below were pre-approved by the Audit Committee in accordance with its established procedures.

	2009	2008
Audit Fees (a)	$1,110,000	$1,299,000
Audit-Related Fees (b)	28,000	32,400
Tax Fees (c)	23,000	—
All Other Fees	—	—

Total	$1,161,000	$1,331,400

(a)	Audit Fees include professional services provided for the audit of the Company’s annual financial statements as well as reviews of the Company’s quarterly reports on Form 10-Q and fees for professional services for the audit of the Company’s internal controls under Section 404 of the Sarbanes-Oxley Act.

(b)	Audit-Related Fees include audits of the Company’s employee benefit plans in both years.

(c)	Tax Fees in 2009 included fees for professional services for tax-related advice. Executive tax services are not provided to the Company by Ernst & Young.

NOMINATIONS AND PROPOSALS FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

The By-laws of the Company provide that the Annual Meeting of stockholders shall be held during the Company’s second fiscal quarter on a date fixed by the Board of Directors. The Company’s 2011 Annual Meeting will be held on April 28, 2011.

Rule 14a-8 under the Exchange Act contains eligibility requirements that must be satisfied for a stockholder to submit a proposal for inclusion in a company’s proxy statement. One of the eligibility requirements under that Rule is that a stockholder be entitled to vote on the proposal the stockholder seeks to submit. In addition, it is the Company’s view that ownership of shares of a class not registered under the Exchange Act does not entitle a Stockholder to submit a proposal under the Rule. Stockholders who believe they are eligible to have their proposals included in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders, in addition to other applicable requirements established by the SEC, must ensure that their proposals are received by the Secretary of the Company no later than November 12, 2010.

The By-laws of the Company also establish advance notice procedures for eligible Stockholders to make nominations for Director and to propose business to be transacted at an Annual Meeting. Under the Company’s By-laws, a Stockholder who wishes to submit Director nominations or other proposals for business for the 2011 Annual Meeting must ensure that the same are received by the Secretary of the Company between December 29, 2010, and January 28, 2011. The Company’s By-laws also require that certain specific information accompany a Stockholder’s notice of nomination or proposal for business.

DIRECTOR NOMINATION PROCESS

Pursuant to the Company’s Principles of Corporate Governance, a copy of which is available without charge on the Company’s website, www.mediageneral.com, the Nominating & Governance Committee is responsible for assisting the Board with the identification and consideration of, and recommends to the Board, candidates qualified to become nominees for election as Directors of the Company. Under the Corporate Governance Principles, in its consideration of Director nominees recommended by the Nominating & Governance Committee, the Board is to consider all criteria established by it for election of nominees to the Board as well as the expressed interests of any Stockholder entitled to elect at least a majority of the Directors. Additionally, except for a Director who may have been an officer of the Company, the Company’s Principles of Corporate Governance provide that all Directors shall be under the age of 73, provided that a Director serving at the time he or she reaches such age shall be permitted to complete his or her term of office but shall not thereafter be eligible for re-election unless the Board of Directors annually shall determine otherwise. The Board this year has made such a determination with respect to Mr. Williams.

Mr. Thigpen was recommended to the Nominating & Governance Committee this year by Mr. Mario J. Gabelli, a principal stockholder of the Company. Mr. Gabelli additionally suggested subsequent to the Company’s 2009 Annual Meeting that Mr. FitzSimons be considered for the Board of Directors. Following a recommendation by the Nominating & Governance Committee, Mr. FitzSimons joined the Board on June 24, 2009.

To qualify to be one of the Company’s Director nominees, at a minimum, a candidate must exhibit the highest standards of integrity, commitment and independence of thought and judgment and be able to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties as a Director. The Board believes that the Directors as a group should possess a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to all of the Company’s operations and interests. In light of these considerations, in selecting Director nominees, the Nominating & Governance Committee and the Board review information regarding each proposed candidate, including any information provided in connection with a Stockholder recommendation submitted in accordance with the procedures described below, and consider the demonstrated talents, skills and expertise of any proposed candidate in relation to those of the existing Directors.

In selecting the Company’s Director nominees in connection with each Annual Meeting, it is the Company’s policy that the Nominating & Governance Committee consider Director candidates recommended by any Stockholder of the Company. Pursuant to procedures adopted by the Board, Director candidate recommendations made by Stockholders in connection with any Annual Meeting must be submitted, in writing, and received by the Secretary of the Company at least 120 days prior to the anniversary of the date on which the Company mailed its proxy statement in connection with the prior year’s Annual Meeting. Any Stockholder who wishes to recommend to the Nominating & Governance Committee and the Board a candidate for election at the Company’s 2011 Annual Meeting must ensure that the recommendation is received by the Secretary of the Company not later than November 12, 2010. Stockholder recommendations must be submitted together with the following information regarding the candidate:

•	The candidate’s full name, age, principal occupation and employer;

•	The candidate’s residence and business addresses and telephone numbers;

•	A biographical profile of the candidate, including educational background and business and professional experience and experience in the industries in which the Company has operations;

•

Any relationship between the candidate and the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and all other information necessary for the Nominating & Governance Committee and the Board to determine whether the candidate meets the Board’s independence standards and qualifies as independent under the NYSE rules;

•	The classes and number of shares of stock of the Company owned beneficially and of record by the candidate;

•

Any other information relating to the candidate (including a written consent of the candidate to be named as a nominee of the Company and to serve as a Director if elected) that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for the election of Directors pursuant to the SEC’s proxy rules and the rules of the NYSE; and

•	Any other information regarding the candidate that the Stockholder wishes the Board to consider in evaluating the recommended candidate.

In addition, when submitting a recommendation, a Stockholder must include the following information:

•	The Stockholder’s full name, principal occupation and employer;

•	The Stockholder’s address and telephone number;

•

The classes and number of shares of stock of the Company owned beneficially and of record by the Stockholder, including, if the Stockholder is not a Stockholder of record, proof of ownership of the type referred to in Rule 14a-8(b)(2) of the SEC’s proxy rules;

•

A description of all arrangements and understandings between the Stockholder and each candidate being recommended by the Stockholder and any other person or persons (including their names) pursuant to which the candidate(s) are being recommended by the Stockholder; and

•

All other information relating to the Stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for the election of Directors pursuant to the SEC’s proxy rules and the rules of the NYSE.

The Nominating & Governance Committee weighs these criteria in the context of the Company’s Principles of Corporate Governance and, in making its recommendations to the Board of Directors, the Committee as a matter of practice additionally considers candidates’ diversity of experience, profession, skills, geographic representation and background, all to provide the Board and the Company with an appropriate mix of experience, knowledge, perspective and judgment.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to the Company’s Directors, officers and employees, including the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and others performing similar functions. A copy of the Company’s Code of Business Conduct and Ethics is available without charge on the Company’s website, www.mediageneral.com, and in print from the Investor Relations Department. The Company intends to disclose on its website any amendments that are made to the Code as well as any waivers granted under the Code to any Executive Officer or Director, as required by the rules of the SEC and the NYSE.

RELATED PERSON TRANSACTIONS

There were no transactions in effect since the beginning of the Company’s last fiscal year or currently proposed in which the Company was or is to be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

The Board of Directors has adopted a written Policy and Procedures With Respect to Related Person Transactions containing the policies and procedures governing the review and approval of related person transactions involving the Company.

For purposes of this policy, a “Related Person Transaction” is any financial transaction, arrangement or relationship in which the Company was, is or will be a participant, the amount involved exceeds $120,000 and in which a Director, executive officer, Director nominee, beneficial owner of 5% of Class A Stock or Class B Stock, or any of their respective immediate family members, has a direct or indirect interest, unless the Company’s Chief Financial Officer or General Counsel determines that the interest is not material or otherwise not required to be disclosed under the SEC’s rules.

Under the policy, any potential Related Person Transaction is to be analyzed by the Company’s Chief Financial Officer or the General Counsel to determine whether the transaction is a Related Person Transaction. Related Person Transactions will be submitted to the Audit Committee of the Board of Directors for consideration at the next Audit Committee meeting. However, in those instances in which the Chief Financial Officer or the General Counsel, in consultation with the Chief Executive Officer or the Chief Financial Officer (as applicable), determines it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, the Related Person Transaction will be submitted to the Chair of the Audit Committee. The review of a Related Person Transaction is to include the consideration of all the relevant facts and circumstances, including, if applicable:

•	the benefits to the Company,

•	the impact of the transaction on the independence of any Director or Director nominee,

•	the availability of other sources for comparable products or services,

•	the terms of the transaction, and

•	the terms available to unrelated third parties or to employees generally.

The Audit Committee (or its Chair) is to approve only those Related Person Transactions that the Audit Committee (or its Chair) determines in good faith are in, or not inconsistent with, the best interests of the Company and its shareholders.

The Policy and Procedures With Respect to Related Person Transactions is available at the Company’s website, www.mediageneral.com.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

As a policy matter, all Directors are urged strongly to attend each Annual Meeting of Stockholders. All members of the Board attended the Company’s Annual Meeting in 2009, except Messrs. Davis, Liebeau and Sullivan. As noted previously, Mr. FitzSimons joined the Board in June 2009.

COMMUNICATIONS WITH BOARD OF DIRECTORS

Stockholders or other interested parties desiring to send communications to the Board’s independent Directors, non-management Directors or any individual Director, including the Director to preside at the Board’s next executive session, may do so by addressing their correspondence to “Corporate Secretary, Media General, Inc., P.O. Box 85333, Richmond, Virginia 23293-0001” and by marking the envelope “Confidential—Communication to Board of Directors.” The Board’s independent non-management Directors have approved a process by which the Corporate Secretary will maintain a log of all such correspondence and will review, sort and summarize this correspondence. Communications determined to be appropriate in accordance with the independent non-management Directors’ approved process will be forwarded to the individual members of the Board. Directors at any time may review the log of all correspondence and request a copy of any communication.

SOLICITATION OF PROXIES

The Company may solicit proxies in person, via the Internet or by telephone or mail. The cost of solicitation of proxies, including the reimbursement to banks and brokers for reasonable expenses in sending proxy material to their principals, will be borne by the Company. Officers and other employees of the Company may participate in such solicitation, for which they will receive no special or additional compensation. In addition, the Company has retained D. F. King & Co. to assist in the solicitation of proxies for a basic fee of $9,000, plus reimbursement of out-of-pocket expenses.

OTHER MATTERS

Management does not intend to present, nor, in accordance with the Company’s By-laws, has it received proper notice from any person who intends to present, any matter for action by Stockholders at the Annual Meeting, other than as stated in the accompanying Notice. However, the enclosed proxy confers discretionary authority with respect to the transaction of any other business which properly may come before the meeting, and it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their best judgment.

A representative of Ernst & Young LLP, the Company’s independent auditors for the fiscal year ending December 27, 2009, will be present at the Annual Meeting to make a statement, if he or she desires to do so, and to respond to appropriate questions from Stockholders. The Audit Committee has not yet determined whether to retain Ernst & Young LLP as the Company’s independent auditors for 2010. It will continue to consider this matter and expects to make a decision during the first half of 2010.

As indicated on Pages 21 and 28, certain information is incorporated by reference from the Company’s 2009 Annual Report to Stockholders on Form 10-K.

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on April 22, 2010

The Notice of Annual Meeting, Proxy Statement and 2009 Annual Report are available at www.mediageneral.com.

Electronic Delivery of Notice of Internet Availability, Proxy Materials and Annual Report

Receiving a Notice of Internet Availability or other proxy materials online in place of paper copies helps to reduce the Company’s printing and mailing costs and provides Stockholders with a convenient, automatic link to the proxy vote site. Most Stockholders desiring to enroll in this electronic delivery service may do so by visiting www.proxyvote.com and following the prompts for email enrollment. “Street name” Stockholders can check the information in the proxy materials provided by their bank or broker.

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K for the year ended December 27, 2009, is available at www.mediageneral.com. The Company will provide, without charge, on the written request of any person solicited hereby, a copy of the Company’s Annual Report on Form 10-K as filed with the SEC for the year ended December 27, 2009. Written requests should be mailed to “George L. Mahoney, Corporate Secretary, Media General, Inc., P.O. Box 85333, Richmond, Virginia 23293-0001.”

By Order of the Board of Directors,

GEORGE L. MAHONEY, Secretary

Richmond, Virginia

March 12, 2010

Stockholders are requested to vote by the Internet, by telephone or, for those who have received paper copies of the proxy card, by completing and returning the proxy card in the envelope provided, whether or not they expect to attend the meeting in person. Internet and telephone voting facilities will close at 11:59 p.m. E.S.T. on April 21, 2010. A proxy may be revoked at any time before it is voted.

MEDIA GENERAL, INC. P.O. BOX 85333 RICHMOND, VA 23293-0001	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 21, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 21, 2010. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M20179-P90992-Z51974	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEDIA GENERAL, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW.
Vote on Directors		☐	☐	☐
Item 1.	Election of Directors. CLASS A DIRECTORS
NOMINEES:
01) Scott D. Anthony
02) Dennis J. FitzSimons
03) Carl S. Thigpen

RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THIS INSTRUCTION CARD REVOKES ALL PREVIOUS INSTRUCTIONS. UNLESS INDICATED TO THE CONTRARY, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Note: Please sign exactly as your name or names appear on this Instruction card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

The meeting address is

Richmond Newspapers Production Facility, 8460 Times-Dispatch Boulevard (a right turn off U.S. 301, just north of its intersection with I-295), Mechanicsville, Virginia

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

▼ Please fold and detach card at perforation before mailing IF you are not voting via telephone or the Internet. ▼

M20180-P90992-Z51974

CLASS A	MEDIA GENERAL, INC. ANNUAL MEETING OF STOCKHOLDERS April 22, 2010 PROXY IS SOLICITED BY THE BOARD OF DIRECTORS	CLASS A

O. Reid Ashe, Jr., George L. Mahoney and Marshall N. Morton, or any of them, the proxies of the undersigned, with power of substitution, are hereby appointed to vote all Class A Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, April 22, 2010, and any adjournment thereof, as follows on the reverse side and upon such other business as may properly come before the meeting for the vote of such Stockholder.

To ensure timely receipt of your vote and to help the company reduce costs, you are encouraged to submit your voting instruction over the Internet or by telephone: simply follow the instructions on the reverse side of this card. Internet and telephone voting facilities will close at 11:59 p.m. E.D.T. on April 21, 2010.

If you choose to submit your voting instruction by mail, just mark, sign and date this proxy card on the reverse side and return it promptly in the envelope provided. Please date and sign this proxy as your name appears. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.

PLEASE SIGN AND DATE ON THE REVERSE SIDE

(Continued on the reverse side)

MEDIA GENERAL, INC. P.O. BOX 85333 RICHMOND, VA 23293-0001	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 21, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 21, 2010. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M20181-P90992-Z51974	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEDIA GENERAL, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW.
Vote on Directors		☐	☐	☐
Item 1.	Election of Directors. CLASS B DIRECTORS
NOMINEES:
01) O. Reid Ashe, Jr.
02) J. Stewart Bryan III
03) Diana F. Cantor
04) Marshall N. Morton
05) Thompson L. Rankin
06) Rodney A. Smolla
07) Walter E. Williams
08) Coleman Wortham III

RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THIS INSTRUCTION CARD REVOKES ALL PREVIOUS INSTRUCTIONS. UNLESS INDICATED TO THE CONTRARY, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Note: Please sign exactly as your name or names appear on this Instruction card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

The meeting address is

Richmond Newspapers Production Facility, 8460 Times-Dispatch Boulevard (a right turn off U.S. 301, just north of its intersection with I-295), Mechanicsville, Virginia

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

▼ Please fold and detach card at perforation before mailing IF you are not voting via telephone or the Internet. ▼

M20182-P90992-Z51974

CLASS B	MEDIA GENERAL, INC. ANNUAL MEETING OF STOCKHOLDERS April 22, 2010 PROXY IS SOLICITED BY THE BOARD OF DIRECTORS	CLASS B

O. Reid Ashe, Jr., George L. Mahoney and Marshall N. Morton, or any of them, the proxies of the undersigned, with power of substitution, are hereby appointed to vote all Class B Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, April 22, 2010, and any adjournment thereof, as follows on the reverse side and upon such other business as may properly come before the meeting for the vote of such Stockholder.

To ensure timely receipt of your vote and to help the company reduce costs, you are encouraged to submit your voting instruction over the Internet or by telephone: simply follow the instructions on the reverse side of this card. Internet and telephone voting facilities will close at 11:59 p.m. E.D.T. on April 21, 2010.

If you choose to submit your voting instruction by mail, just mark, sign and date this proxy card on the reverse side and return it promptly in the envelope provided. Please date and sign this proxy as your name appears. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.

(Continued and to be dated and signed on the reverse side)

MEDIA GENERAL, INC. P.O. BOX 85333 RICHMOND, VA 23293-0001	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 20, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 20, 2010. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M20183-P90992-Z51974	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEDIA GENERAL, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW.
Vote on Directors		☐	☐	☐
Item 1.	Election of Directors. CLASS A DIRECTORS
NOMINEES:
01) Scott D. Anthony
02) Dennis J. FitzSimons
03) Carl S. Thigpen

RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THIS INSTRUCTION CARD REVOKES ALL PREVIOUS INSTRUCTIONS. UNLESS INDICATED TO THE CONTRARY, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

NOTE: Please sign exactly as your name appears on this instruction card.

Signature [PLEASE SIGN WITHIN BOX]	Date

The meeting address is

Richmond Newspapers Production Facility, 8460 Times-Dispatch Boulevard (a right turn off U.S. 301, just north of its intersection with I-295), Mechanicsville, Virginia

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

▼ Please fold and detach card at perforation before mailing IF you are not voting via telephone or the Internet. ▼

M20184-P90992-Z51974

CLASS A	MEDIA GENERAL, INC. MEDIA GENERAL, INC. SUPPLEMENTAL 401(K) PLAN ANNUAL MEETING OF STOCKHOLDERS - April 22, 2010	CLASS A

THIS INSTRUCTION CARD IS SOLICITED BY FIDELITY MANAGEMENT TRUST COMPANY

As a participant in the Media General, Inc. Supplemental 401(k) Plan, you have the right to direct Fidelity Management Trust Company, as Trustee, regarding how to vote the shares of Media General, Inc. Class A Common Stock credited to your account at the Annual Stockholders Meeting to be held on April 22, 2010, and any adjournment thereof, as follows on the reverse side and upon such other business as may properly come before the meeting for the vote of such Stockholder.

The shares credited to your account will be voted as directed. If your voting direction is not received by April 20, 2010, the shares credited to your account will be voted in the same proportion as directions received from participants.

To ensure timely receipt of your vote and to help the company reduce costs, you are encouraged to submit your voting instruction over the Internet or by telephone: simply follow the instructions on the reverse side of this card. Internet and telephone voting facilities will close at 11:59 p.m. E.D.T. on April 20, 2010.

If you choose to submit your voting instruction by mail, just mark, sign and date this instruction card on the reverse side and return it promptly in the envelope provided. Please date and sign this instruction card as name appears.

MEDIA GENERAL, INC. P.O. BOX 85333 RICHMOND, VA 23293-0001	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 20, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 20, 2010. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M20185-P90992-Z51974	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEDIA GENERAL, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW.
Vote on Directors		☐	☐	☐
Item 1.	Election of Directors. CLASS A DIRECTORS
NOMINEES:
01) Scott D. Anthony
02) Dennis J. FitzSimons
03) Carl S. Thigpen

RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THIS INSTRUCTION CARD REVOKES ALL PREVIOUS INSTRUCTIONS. UNLESS INDICATED TO THE CONTRARY, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

NOTE: Please sign exactly as your name appears on this instruction card.

Signature [PLEASE SIGN WITHIN BOX]	Date

The meeting address is

Richmond Newspapers Production Facility, 8460 Times-Dispatch Boulevard (a right turn off U.S. 301, just north of its intersection with I-295), Mechanicsville, Virginia

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

▼ Please fold and detach card at perforation before mailing IF you are not voting via telephone or the Internet. ▼

M20186-P90992-Z51974

CLASS A	MEDIA GENERAL, INC. EMPLOYEES’ MG ADVANTAGE 401(K) PLAN ANNUAL MEETING OF STOCKHOLDERS - April 22, 2010	CLASS A

THIS INSTRUCTION CARD IS SOLICITED BY FIDELITY MANAGEMENT TRUST COMPANY

As a participant in the MG Advantage 401(k) Plan, you have the right to direct Fidelity Management Trust Company, as Trustee, regarding how to vote the shares of Media General, Inc. Class A Common Stock credited to your account at the Annual Stockholders Meeting to be held on April 22, 2010, and any adjournment thereof, as follows on the reverse side and upon such other business as may properly come before the meeting for the vote of such Stockholder.

The shares credited to your account will be voted as directed. If your voting direction is not received by April 20, 2010, the shares credited to your account will be voted in the same proportion as directions received from participants.

To ensure timely receipt of your vote and to help the company reduce costs, you are encouraged to submit your voting instruction over the Internet or by telephone: simply follow the instructions on the reverse side of this card. Internet and telephone voting facilities will close at 11:59 p.m. E.D.T. on April 20, 2010.

If you choose to submit your voting instruction by mail, just mark, sign and date this instruction card on the reverse side and return it promptly in the envelope provided. Please date and sign this instruction card as name appears.